SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12

LIVEPERSON, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

April 29, 2011

Dear LivePerson Stockholders:

On behalf of the Board of Directors of LivePerson, Inc., I cordially invite you to attend our Annual Meeting of Stockholders, which will be held on June 16, 2011 at 10:00 a.m. (Eastern Daylight time) at the Marriott Residence Inn (Times Square), Bryant Park Meeting Room, 1033 Avenue of the Americas, New York, NY 10018, Tel (212) 768-0007.

The purposes of this meeting are:

•	the election of two directors;
•	the ratification of the Audit Committee’s appointment of BDO USA, LLP as our independent registered public accounting firm;
•	an advisory vote on executive compensation;
•	an advisory vote on the frequency of the advisory vote on executive compensation; and
•	to act upon such other business as may properly come before the Annual Meeting.

You will find attached a Notice of Annual Meeting of Stockholders and a Proxy Statement that contain more information about the matters to be considered at the Annual Meeting. Please give all of this information your careful attention. The Board of Directors recommends a vote FOR the director nominees pursuant to Item 1 in the Notice, a vote FOR the proposals listed as Item 2 and Item 3, and a vote for ONE YEAR on Item 4 in the Notice.

You will also find enclosed a Proxy Card appointing proxies to vote your shares at the Annual Meeting. If you do not plan to attend the Annual Meeting in person, please sign, date and return your Proxy Card as soon as possible so that your shares can be represented and voted in accordance with your instructions. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

The Proxy Statement and the enclosed Proxy Card are first being mailed on or about May 2, 2011 to stockholders entitled to vote. Our 2010 Annual Report to Stockholders is being mailed with the Proxy Statement.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Robert P. LoCascio
Chairman of the Board and
Chief Executive Officer

LIVEPERSON, INC.

462 Seventh Avenue, 3rd Floor
New York, New York 10018

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
AT 10:00 A.M. ON JUNE 16, 2011

TO THE STOCKHOLDERS OF LIVEPERSON, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of LivePerson, Inc., a Delaware corporation (the “Company”), will be held on June 16, 2011 at 10:00 a.m. (Eastern Daylight time) at the Marriott Residence Inn (Times Square), Bryant Park Meeting Room, 1033 Avenue of the Americas, New York, NY 10018, Tel (212) 768-0007, for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

(1)	To elect two Class II directors to serve until the 2014 Annual Meeting of Stockholders or in each case until such director’s successor shall have been duly elected and qualified;
(2)	To ratify the Audit Committee’s appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011;
(3)	To hold an advisory vote on executive compensation;
(4)	To hold an advisory vote on the frequency of the advisory vote on executive compensation; and
(5)	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 20, 2011 (the “record date”) will be entitled to notice of, and to vote at, the Annual Meeting, and any adjournments or postponements thereof. The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting, and any adjournments or postponements thereof. A list of stockholders entitled to vote at the Annual Meeting, and any adjournments or postponements thereof, will be available for inspection at the Annual Meeting, and any adjournments or postponements thereof, and for a period of 10 days prior to the meeting during regular business hours at the offices of the Company listed above.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting in person, your vote is important. To assure your representation at the Annual Meeting, please sign and date the enclosed Proxy Card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada. Should you receive more than one Proxy Card because your shares are registered in different names and addresses, each Proxy Card should be signed and returned to assure that all your shares will be voted. You may revoke your proxy in the manner described in the Proxy Statement at any time prior to it being voted at the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

By Order of the Board of Directors /s/ Robert P. LoCascio Robert P. LoCascio Chairman of the Board and Chief Executive Officer

New York, New York
April 29, 2011

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

LIVEPERSON, INC.

462 Seventh Avenue, 3rd Floor
New York, New York 10018

PROXY STATEMENT

General

This Proxy Statement is furnished to the stockholders of record of LivePerson, Inc., a Delaware corporation, or LivePerson or the Company, as of the record date, in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on June 16, 2011, and at any adjournments or postponements thereof. The Annual Meeting will be held at 10:00 a.m. (Eastern Daylight time) at the Marriott Residence Inn (Times Square), Bryant Park Meeting Room, 1033 Avenue of the Americas, New York, NY 10018, Tel (212) 768-0007. This Proxy Statement and the accompanying Proxy Card and Notice of Annual Meeting of Stockholders are first being mailed on or about May 2, 2011 to all stockholders entitled to vote at the Annual Meeting and at any adjournments or postponements thereof.

Voting

The specific matters to be considered and acted upon at the Annual Meeting are:

(1)	the election of two directors;
(2)	the ratification of the Audit Committee’s appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011;
(3)	to hold an advisory vote on executive compensation;
(4)	to hold an advisory vote on the frequency of the advisory vote on executive compensation; and
(5)	to act upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

These matters are described in more detail in this Proxy Statement.

On the record date, for determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof, 52,669,085 shares of the Company’s common stock were issued and outstanding. No shares of the Company’s preferred stock, par value $0.001 per share, were outstanding. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on the record date. Stockholders may not cumulate votes in the election of directors.

There are four ways a stockholder of record can vote:

•	By Internet: You vote over the Internet at www.voteproxy.com by following the instructions on the proxy card.
•	By Mail: You may complete, sign and mail the accompanying proxy card in the postage-paid envelope provided.
•	In Person: If you are a stockholder as of the record date, you may vote in person at the Annual Meeting. Submitting a proxy will not prevent a stockholder from attending the Annual Meeting, revoking their earlier-submitted proxy, and voting in person.

The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting, and any adjournments or postponements thereof. A list of stockholders entitled to vote at the Annual Meeting, and any adjournments or postponements thereof, will be available for inspection at the Annual Meeting, and any adjournments or postponements thereof, and for a period of ten days prior to the meeting during regular business hours at the offices of the Company listed above.

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum in connection with the transaction of business at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote). Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

If a quorum is present, the two nominees who receive the greatest number of votes properly cast (in person or by proxy) will be elected as Class II Directors. Only votes FOR or WITHHELD count. Neither abstentions nor broker non-votes will have any effect on the outcome of voting with respect to the election of the Class II directors. If you own shares through a broker, you must give the broker instructions to vote your shares in the election of directors. Otherwise, your shares will not be voted. Stockholders may not cumulate votes for the election of directors.

Proposals other than for the election of directors shall be approved by the affirmative vote of the holders of a majority of the shares of the Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote thereon. With respect to the Proposal 4 (the frequency of an advisory vote on executive compensation), if none of the three frequency choices receives a majority, the choice that receives the plurality of votes case will be considered approved. Abstentions will be counted towards the tabulations of votes cast on these proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether such a proposal has been approved.

Under the General Corporation Law of the State of Delaware, stockholders are not entitled to dissenter’s rights with respect to any matter to be considered and voted on at the Annual Meeting, and the Company will not independently provide stockholders with any such right.

Proxies

If the enclosed Proxy Card is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If a signed and returned Proxy Card does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the Class II directors proposed by the Board, unless the authority to vote for the election of such directors is withheld. In addition, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposal 2 and Proposal 3 and for ONE YEAR for Proposal 4, each as described in this Proxy Statement, and as the proxy holders deem advisable for all other matters as may properly come before the Annual Meeting. You may revoke or change your proxy at any time before the Annual Meeting by filing with the Secretary of the Company, at the Company’s principal executive offices at 462 Seventh Avenue, 3rd Floor, New York, New York 10018, a notice of revocation or another signed Proxy Card with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Solicitation

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the enclosed Proxy Card and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Important Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 16, 2011

Our proxy materials including our Proxy Statement, Annual Report on Form 10-K and proxy card are available on the Internet and may be viewed and printed, free of charge, at http://liveperson2011.investorroom.com.

Deadline for Receipt of Stockholder Proposals

In order to be considered for inclusion in the Company’s Proxy Statement and Proxy Card relating to the 2012 Annual Meeting of Stockholders, any proposal by a stockholder submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by the Company at its principal executive offices in New York, New York, on or before December 31, 2011. In addition, under the Company’s bylaws, any proposal for consideration at the 2012 Annual Meeting of Stockholders submitted by a stockholder other than pursuant to Rule 14a-8 will be considered timely if it is received by the Secretary of the Company at its principal executive offices between the close of business on February 17, 2012 and the close of business on March 18, 2012, and is otherwise in compliance with the requirements set forth in the Company’s bylaws. The proxy solicited by the Board of Directors for the 2012 Annual Meeting of Stockholders will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals which are considered untimely.

IMPORTANT ADDITIONAL VOTING INFORMATION FOR THE 2011 ANNUAL MEETING

If you hold your shares through a broker, bank or other financial institution, the U.S. Securities and Exchange Commission, or the SEC, has approved a New York Stock Exchange rule that changes the manner in which your vote in the election of directors will be handled at our upcoming 2011 annual meeting of stockholders.

Stockholders who hold shares of LivePerson through a broker, bank or other financial institution receive proxy materials before each stockholder meeting. In the past, if you did not transmit your voting instructions before the stockholder meeting, your broker was allowed to vote on your behalf on the election of directors and other matters considered to be routine.

Effective as of January 1, 2010, your broker is no longer permitted to vote on your behalf on the election of directors unless you provide specific instructions by completing and returning the proxy card or following the instructions provided to you on how to vote your shares on the Internet. For your vote to be counted, you now will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the stockholder meeting.

Your Participation in Voting the Shares You Own Is Important

Voting your shares is important to ensure that you have a say in the governance of your company and to fulfill the objectives of the plurality voting standard that we apply in the election of directors. Please review the proxy materials and follow the instructions on the proxy card to vote your shares. We hope you will exercise your rights and fully participate as a stockholder in our future.

More Information Is Available

If you have any questions about this rule or the proxy voting process in general, please contact the broker, bank or other financial institution where you hold your shares. The SEC also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder. Additionally, you may contact our Investor Relations Department at http://www.liveperson.com/company/ir/.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE — ELECTION OF DIRECTORS

General

The Company’s Fourth Amended and Restated Certificate of Incorporation provides for a classified Board of Directors, consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one third of the total number of directors. At the annual meeting of stockholders in the year in which the term of a class of directors expires, director nominees in such class will stand for election to three-year terms. With respect to each class, a director’s term will be subject to the election and qualification of such director’s successor, or the earlier death, resignation or removal of such director.

As of the date of this Proxy Statement, the Board consists of six persons, as follows:

Class I (current term ends upon 2013 Annual Meeting)	Class II (current term ends upon this Annual Meeting)	Class III (current term ends upon 2012 Annual Meeting)
William G. Wesemann	Peter Block	Kevin C. Lavan
	David Vaskevitch	Robert P. LoCascio
Timothy Bixby*

*	As announced previously by the Company on a Current Report on Form 8-K filed with the Securities and Exchange Commission on April 7, 2011, Timothy Bixby will be resigning from his positions as President and Chief Financial Officer, President and member of the Board on May 13, 2011 and will not be a member of the Board at the time of the Annual Meeting.

The term of office for Mr. Block and Mr. Vaskevitch expires at the Annual Meeting. The Board has selected Messrs. Block and Vaskevitch, the current Class II directors at the time of the Annual Meeting, as nominees for Class II directors whose term of office will expire at the 2014 Annual Meeting of Stockholders.

Messrs. Block and Vaskevitch have agreed to be named as nominees and to continue to serve as directors, if elected, and management has no reason to believe that they will be unavailable to serve. If either Mr. Block or Mr. Vaskevitch is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR Messrs. Block and Vaskevitch. The proxies solicited by this Proxy Statement cannot be voted for a greater number of persons than the number of nominees named.

Required Vote

The Class II directors shall be elected by the affirmative vote of a plurality of the shares of the common stock present at the Annual Meeting, in person or by proxy, and entitled to vote in the election of directors. Pursuant to applicable Delaware law, abstentions and broker non-votes will have no effect on the outcome of the vote and will not be voted for directors.

Nominees for Term Ending upon the 2014 Annual Meeting of Stockholders (Class II)

Peter Block, 71, has been a director since July 2010. Since 1997, Mr. Block has been President of Peter Block Inc., a management consulting group, and a partner in Designed Learning, a training company that offers workshops designed by Mr. Block to build organizational development skills. Mr. Block is also a best-selling author of several books organizational dynamics, community and accountability. Mr. Block is the recipient of the Organization Development Network’s 2008 Lifetime Achievement Award. Among other national awards, he also received the American Society for Training and Development Award for Distinguished Contributions, the Association for Quality and Participation President’s Award, and he was entered into Training Magazine’s HRD Hall of Fame. Mr. Block holds a B.S. degree in Industrial Administration from the University of Kansas and an M.S. degree in Industrial Administration from Yale University. The Company believes that Mr. Block’s expertise in management consulting and organizational development principles qualify and enable him to make a significant and valuable contribution as a director of the Company.

David Vaskevitch, 58, has been a director since April 2011. Mr. Vaskevitch has been a member of the senior management team of GETCO, LLC since March, 2011. Prior to that, Mr. Vaskevitch was an independent consultant from September 2009 until March 2011. Previously, Mr. Vaskevitch served as Senior Vice President and Chief Technical Officer of Microsoft Corporation from August 2001 through August 2009, and as Senior Vice President of Business Applications of Microsoft Corporation from March 2000 to August 2001. Mr. Vaskevitch joined Microsoft in 1986 as the company’s first Director of Marketing, and served in a variety of senior leadership positions during his 23-year tenure, including Senior Vice President of Developer, Vice President of Distributed Applications Platform and General Manager of Enterprise Computing. He also founded the Microsoft Consulting Services (MCS) division to assist enterprises in transitioning to client/server computing. Before joining Microsoft, Mr. Vaskevitch was an entrepreneur, software architect, and consultant. Mr. Vaskevitch holds B.S. degrees in Math, Computer Science and Philosophy, and a Masters degree in Computer Science from the University of Toronto. The Company believes that Mr. Vaskevitch’s extensive technical, marketing and business background, and his deep industry knowledge and experience, qualify and enable him to make a significant and valuable contribution as a director of the Company.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF MESSRS. BLOCK AND VASKEVITCH.

Continuing Directors for Term Ending upon the 2012 Annual Meeting of Stockholders (Class III)

Kevin C. Lavan, 58, has been a director since January 2000. Since April 2010, Mr. Lavan has been Senior Vice President, Worldwide Controller of IMG, an international and diversified sports, entertainment and media company. From July 2008 to April 2010, Mr. Lavan was Chief Financial Officer of Paradysz Matera Company, Inc., a direct marketing and digital marketing agency. From August 2007 until July 2008, Mr. Lavan was an independent consultant. From November 2004 until August 2007, Mr. Lavan served advertising agencies affiliated with MDC Partners, Inc. in various capacities. Between October 2000 and November 2004, Mr. Lavan served as an independent consultant to marketing services organizations. In addition, between January 2001 and September 2002, Mr. Lavan was President and Chief Operating Officer of NowMarketing, Inc., formerly known as Elbit VFlash, Inc. From March 1999 until October 2000, Mr. Lavan was an Executive Vice President of Wunderman, the direct marketing and customer relationship marketing division of Young & Rubicam Inc. From February 1997 to March 1999, Mr. Lavan was Senior Vice President of Finance at Young & Rubicam. From 1984 to February 1997, Mr. Lavan held various positions at Viacom Inc., including Controller, and Chief Financial Officer for Viacom’s subsidiary, MTV Networks. Mr. Lavan is a Certified Public Accountant. Mr. Lavan received a B.S. from Manhattan College. The Company believes that Mr. Lavan’s financial and business expertise, and his industry knowledge, including his background serving in financial and operational roles at several leading advertising and marketing organizations, qualify and enable him to make a significant and valuable contribution as a director of the Company.

Robert P. LoCascio, 42, has been our Chief Executive Officer and Chairman of our Board of Directors since our inception in November 1995. In addition, Mr. LoCascio was our President from November 1995 until January 2001. Mr. LoCascio founded our Company as Sybarite Interactive Inc., which developed a community-based web software platform known as TOWN. Before founding Sybarite Interactive, through November 1995, Mr. LoCascio was the founder and Chief Executive Officer of Sybarite Media Inc. (known as IKON), a developer of interactive public kiosks that integrated interactive video features with advertising and commerce capabilities. Mr. LoCascio was named a New York City Ernst & Young Entrepreneur of the Year finalist in 2001 and 2008. Mr. LoCascio received a B.B.A. from Loyola College. The Company believes that Mr. LoCascio’s business and technology industry experience, vision for innovation, and deep institutional knowledge of the Company, qualify and enable him to make a significant and valuable contribution as a director of the Company.

Continuing Directors for Term Ending upon the 2013 Annual Meeting of Stockholders (Class I)

William G. Wesemann, 54, has been a director since November 2004. Since October 2002, Mr. Wesemann has been an independent consultant. Between January 2001 and October 2002, Mr. Wesemann was Chief Executive Officer of NextPage, Inc., a provider of document management systems. Between August 2000 and January 2001, Mr. Wesemann was Chief Executive Officer of netLens Inc., which was acquired by NextPage and offered a peer-to-peer platform for creating distributed applications. Between May 1996 and May 2000, Mr. Wesemann was Vice President of Sales of Genesys Telecommunications Laboratories, Inc., a leader in computer-telephony integration. Mr. Wesemann received a B.A. from Glassboro State College (now called Rowan University). The Company believes that Mr. Wesemann’s business expertise and technology industry background, including his experience serving in chief executive and sales leadership roles at successful technology companies, qualify and enable him to make a make a significant and valuable contribution as a director of the Company.

Director Independence

The Board of Directors applies the standards of The NASDAQ Stock Market, or NASDAQ, and Rule 10A-3 promulgated by the SEC in determining whether a director is “independent.” NASDAQ rules generally provide that no director or nominee for director qualifies as “independent” unless the Board of directors affirmatively determines that such person has no relationship with the Company that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Specifically, the following persons may not be considered independent: (i) a director or nominee for director who is, or at any time during the past three years was, employed by the Company or by any subsidiary of the Company; (ii) a director or nominee for director who accepts, or has a family member who accepts, any payments from the Company or any subsidiary of the Company in excess of $120,000 during any period of twelve consecutive months within any of the past three fiscal years preceding the determination of independence other than (1) compensation for Board or Board Committee service, (2) compensation paid to a family member who is a non-executive employee of the Company or a subsidiary of the Company or (3) benefits under a tax-qualified retirement plan, or non-discretionary compensation; (iii) a director or nominee for director who has a family member who is, or at any time during the past three years was, employed by the Company or any subsidiary of the Company as an executive officer; (iv) a director or nominee for director who is, or has a family member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceeded 5% of the recipient’s consolidated gross revenues for that year or $200,000, whichever is more, other than (1) payments arising solely from investments in the Company’s securities or (2) payments under non-discretionary charitable contribution matching programs; (v) a director or nominee for director who is, or has a family member who is, employed as an executive officer of another entity at any time during the past three years where any of the executive officers of the Company serves on the compensation committee of such other entity; and (vi) a director or nominee for director who is, or has a family member who is, a current partner of the Company’s independent registered public accounting firm, or was a partner or employee of the Company’s independent registered public accounting firm, who worked on the Company’s audit at any time during the past three years. Rule 10A-3 provides a safe harbor position that a person who is not the beneficial owner, directly or indirectly, of more than 10% of our common stock, and who is not one of our executive officers, will not be deemed to be an affiliate of us for purposes of satisfying the audit committee member independence rules.

The Board of Directors, in applying the above-referenced standards, has affirmatively determined that each of the following individuals is an “independent” director of the Company: Messrs. Block, Lavan, Vaskevitch and Wesemann. As part of the Board’s process in making such determination, each such director provided confirmation that (a) all of the above-cited objective criteria for independence are satisfied and (b) each such director has no other relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board Committees and Meetings

The Board of Directors held six meetings during the fiscal year ended December 31, 2010, which we refer to in this Proxy Statement as the 2010 Fiscal Year. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

The Board committees are composed of the following members:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Kevin C. Lavan (Chair)	Peter Block (Chair)	Peter Block
David Vaskevitch	Kevin C. Lavan	Kevin C. Lavan
William G. Wesemann	David Vaskevitch	David Vaskevitch
	William G. Wesemann	William G. Wesemann (Chair)

In the 2010 Fiscal Year, each director attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which such director served (in each case for meetings held during the period in the 2010 Fiscal Year for which such director served).

Directors who are not members of the Company’s management meet at regularly scheduled executive sessions without members of management present. At least two of these meetings each year are to include only those directors who are independent under the current listing standards of NASDAQ. Currently, all non-employee directors are independent.

While the Company has not adopted a formal policy with regard to attendance by members of the Board of Directors at annual stockholder meetings, all members of the Board are invited to attend the Company’s annual meeting of stockholders. At the 2010 Annual Meeting, three of our directors attended.

Audit Committee

The Audit Committee appoints our independent registered public accounting firm, subject to ratification by our stockholders, reviews the plan for and the results of the independent audit, approves the fees of our independent registered public accounting firm, reviews with management and the independent registered public accounting firm our quarterly and annual financial statements and our internal accounting, financial and disclosure controls, reviews and approves transactions between LivePerson and its officers, directors and affiliates and performs other duties and responsibilities as set forth in a charter approved by the Board of Directors. Each member of the Audit Committee is independent, as independence is defined for purposes of Audit Committee membership by the listing standards of NASDAQ and the applicable rules and regulations of the SEC. The Audit Committee held four meetings during the 2010 Fiscal Year.

The Board has determined that each member of the Audit Committee is able to read and understand fundamental financial statements, including LivePerson’s balance sheet, income statement and cash flow statement, as required by NASDAQ rules. In addition, the Board has determined that Mr. Lavan satisfies the NASDAQ rule requiring that at least one member of our Board’s Audit Committee have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, including being, or having been, a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board has also determined that Mr. Lavan is an “audit committee financial expert” as defined by the SEC.

Compensation Committee

The Compensation Committee’s primary responsibility is to review and approve the compensation to be paid or provided to the Company’s executive officers and to assure that such compensation is in line with the Company’s strategy, sound corporate governance principles and shareholder interests. The Compensation Committee also oversees the Company’s compensation, equity and employee benefit plans and programs and performs other duties and responsibilities as set forth in a charter approved by the Board of Directors that is available on the Company’s website at http://www.liveperson.com. The Chief Executive Officer and the Human Resources Department present compensation and benefit proposals to the Compensation Committee for the Committee’s consideration and approval. Each member of the Compensation Committee is independent, as independence is defined for purposes of Compensation Committee membership by the listing standards of NASDAQ and a “non-employee director” as defined in Rule 16b-3 under the Exchange Act. The

Compensation Committee deliberated as needed during regularly scheduled board meetings during the 2010 Fiscal Year and in addition the Compensation Committee held three separate meetings during the 2010 Fiscal Year.

In making its determinations with respect to executive compensation, the Compensation Committee has not historically engaged the services of a compensation consultant. The Compensation Committee annually reviews competitive compensation data prepared by Culpepper and Associates, a provider of worldwide salary surveys and data for compensation and employee benefit programs in the technology industry, as well as compensation data made publicly available by peer group companies. The Compensation Committee has the authority to retain, terminate and set the terms of the Company’s relationship with any outside advisors who assist the Committee in carrying out its responsibilities.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of our Board of Directors is responsible for identifying individuals qualified to become Board members, recommending to our Board the persons to be nominated for election as directors and to each of the Board’s committees, reviewing and making recommendations to the Board with respect to management succession planning, developing and recommending to the Board corporate governance principles, and overseeing evaluation of the Board as needed. The processes and procedures followed by the Nominating and Corporate Governance Committee in identifying and evaluating director candidates are described below under “Director Nomination Process.” Each member of the Nominating and Corporate Governance Committee is independent, as defined under the rules of NASDAQ. The Nominating and Corporate Governance Committee deliberated as needed during regularly scheduled board meetings during the 2010 Fiscal Year.

Director Nomination Process

The processes established by our Nominating and Corporate Governance Committee Charter to identify and evaluate director candidates include requests to Board members and others for recommendations, evaluation of biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board, all on an as needed basis from time to time.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, our Nominating and Corporate Governance Committee will apply the criteria attached to the Nominating and Corporate Governance Committee’s charter. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. Specific weighting is not assigned to the criteria and no particular criterion is a prerequisite for each prospective nominee. Our Board of Directors believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities. The Nominating and Corporate Governance Committee has, on certain occasions, retained a third party executive search firm to identify or assist in the evaluation of candidates.

The Nominating and Corporate Governance Committee does not have a formal diversity policy with respect to the identification and recommendation of individuals for membership on the Company’s Board of Directors. However, in carrying out this responsibility, the Nominating and Corporate Governance Committee values differences in professional experience, educational background, viewpoint and other individual qualities and attributes that facilitate and enhance the oversight by the Board of Directors of the business and affairs of the Company.

The Nominating and Corporate Governance Committee will also consider as potential nominees for our Board persons recommended by stockholders. Stockholders wishing to bring a nomination for a director candidate at a stockholders meeting must give written notice to LivePerson’s Corporate Secretary, pursuant to the procedures set forth under “Communicating with the Board of Directors” and subject to the deadline set forth under “Deadline for Stockholder Proposals.” The stockholder’s notice must set forth all information relating to each person whom the stockholder proposes to nominate that is required to be disclosed under applicable rules and regulations of the SEC and LivePerson’s bylaws. Our bylaws can be accessed in the “Company — Investor Relations” section of our website at www.liveperson.com.

Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the Nominating and Corporate Governance Committee will make an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination will be based on the information provided to the Nominating and Corporate Governance Committee concerning the prospective candidate, as well as the Nominating and Corporate Governance Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination will be based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Nominating and Corporate Governance Committee determines, in consultation with other Board members as appropriate, that additional consideration is warranted, it may gather or request the third party search firm to gather additional information about the prospective nominee’s background and experience. The Nominating and Corporate Governance Committee then will evaluate the prospective nominee, taking into account whether the prospective nominee is independent within the meaning of the listing standards of NASDAQ and such other factors as it deems relevant, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee or Compensation Committee expertise, the prospective nominee’s skills and experience, the diversity of the member’s skills and experience in areas that are relevant to the Company’s businesses and activities, and the evaluations of other prospective nominees. In connection with this evaluation, the Nominating and Corporate Governance Committee will determine whether to interview the prospective nominee and, if warranted, one or more members of the Nominating and Corporate Governance Committee and others, as appropriate, conduct interviews in person or by telephone. After completing this process, the Nominating and Corporate Governance Committee will make a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee follow the same process and use the same criteria for evaluating candidates proposed by stockholders, members of the Board and members of management.

Communicating with the Board of Directors

In order to communicate with the Board of Directors as a whole, with non-employee directors or with specified individual directors, correspondence may be directed to LivePerson, Inc., 462 Seventh Avenue, 3rd Floor, New York, New York 10018, Attention: Corporate Secretary. All such correspondence will be forwarded to the appropriate director or group of directors. The Corporate Secretary has the authority to discard or disregard any communication that is unduly hostile, threatening, illegal or otherwise inappropriate.

Codes of Conduct and Corporate Governance Documents

The Company monitors developments in the area of corporate governance and routinely reviews its processes and procedures in light of such developments. Accordingly, the Company reviews federal laws affecting corporate governance, such as the Sarbanes-Oxley Act of 2002, as well as various rules promulgated by the SEC and the NASDAQ Stock Market. The Company believes that it has procedures and practices in place which are designed to enhance and protect the interests of its stockholders.

The Board has adopted a Code of Conduct that applies to all officers, directors and employees, and a Code of Ethics for the Chief Executive Officer and Senior Financial Officers that applies to the Company’s Chief Executive Officer and executives who are deemed to be Senior Financial Officers of the Company. Both codes of conduct can be accessed in the “Company — Investor Relations” section of our website at www.liveperson.com, as well as any amendments to, or waivers under, the Code of Ethics for the Chief Executive Officer and Senior Financial Officers.

Copies may also be obtained at no charge by writing to LivePerson, Inc., 462 Seventh Avenue, 3rd Floor, New York, New York 10018, Attention: Investor Relations. Copies of the charters of our Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, as well as copies of LivePerson’s current certificate of incorporation, bylaws, and Whistleblower Policy can also be accessed in the “Company — Investor Relations” section of our website.

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure.  The Board of Directors has not separated the positions of Chairman of the Board and Chief Executive Officer of the Company. Both positions are held by Mr. LoCascio. The Board does not have a lead director. The Board believes that this structure has historically served the Company well and continues to do so, by facilitating communication between the Board and senior management of the Company as well as Board oversight of the Company’s business and affairs.

Board Role in Risk Oversight.  The Board of Directors provides oversight of the Company’s management of risk. Senior management has responsibility for the management of risk and reports to the Board as needed with respect to its ongoing enterprise risk management efforts. In exercising its oversight of risk management, the Board has delegated to the Audit Committee primary responsibility for the oversight of risk related to the Company’s financial statements and processes. As discussed in more detail below, the Board has delegated to the Compensation Committee primary responsibility for the oversight of risk related to the Company’s compensation policies and practices. The Board has delegated to the Nominating and Corporate Governance Committee primary responsibility for the oversight of risk related to the Company’s corporate governance practices. Each committee reports as needed to the full Board with respect to such committee’s particular risk oversight responsibilities.

Risk Assessment of Compensation Policies.  The Compensation Committee, with the assistance of management, included a risk assessment in its overall review of the Company’s compensation policies and practices for 2010 and concluded that they do not motivate imprudent risk taking. In this regard, the Company notes that:

•	the Company’s annual incentive compensation is based on balanced performance metrics that promote disciplined progress towards Company goals;
•	the Company does not offer significant short-term incentives that might drive high-risk investments at the expense of long-term Company value;
•	the Company’s long-term incentives do not drive high-risk investments at the expense of long-term Company value; and
•	the Company’s compensation programs are appropriately balanced between cash and equity, and the equity component does not promote unnecessary risk taking.

Based on this assessment, the Board concluded that the Company has a balanced pay and performance program that is consistent with the Company’s business model and long-term goals, and does not promote excessive risk taking.

OWNERSHIP OF SECURITIES

The following table sets forth information with respect to the beneficial ownership of our outstanding common stock as of April 25, 2011, by:

•	each person or group of affiliated persons whom we know to beneficially own more than five percent of our common stock;
•	each of our named executive officers identified in the section of this Proxy Statement titled “Summary Compensation Table”;
•	each of our directors and director nominees; and
•	each of our directors and executive officers as a group.

The following table gives effect to the shares of common stock issuable within 60 days of April 25, 2011 upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Percentage of beneficial ownership is based on 52,669,085 shares of common stock outstanding at April 25, 2011 (excluding shares held in treasury). Unless otherwise indicated, the persons named in the table directly own the shares and have sole voting and sole investment control with respect to all shares beneficially owned.

Name and Address(1)	Number of Shares Beneficially Owned(2)	Percentage of Common Stock Outstanding (%)
5% Stockholders
Gilder, Gagnon, Howe & Co. LLC(3)	5,883,593	5.0
FMR LLC(4)	5,208,383	9.9
Anchorage Capital Group L.LC.(5)	3,381,214	6.4
BlackRock, Inc.(6)	2,591,700	11.2
Named Executive Officers and Directors
Robert P. LoCascio(7)	5,105,463	9.6
Timothy E. Bixby(8)	575,250	1.1
James J. Dicso(9)	0	*
Michael I. Kovach(10)	90,725	*
Yaron Zeidman(11)	85,250	*
Peter Block(12)	38,000	*
Kevin C. Lavan(13)	81,000	*
David Vaskevitch(14)	35,000	*
William G. Wesemann(15)	160,000	*
Directors and Executive Officers as a group (11 persons)(16)	6,441,688	11.9

*	Less than 1%.
(1)	Unless noted otherwise, the business address of each beneficial owner is c/o LivePerson, Inc., 462 Seventh Avenue, 3rd Floor, New York, New York 10018.
(2)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investment power with respect to the shares shown as beneficially owned.
(3)	Based solely on our review of the Schedule 13G/A filed with the SEC on February 14, 2011 by Gilder, Gagnon, Howe & Co. LLC, or GGHC, whose address is 3 Columbus Circle, 26th Floor, New York, New York 10019. GGHC shares power to dispose or to direct the disposition of all the shares listed above, which include 5,128,812 shares held in customer accounts over which partners and/or employees of GGHC have discretionary authority to dispose of or direct the disposition of the shares, 624,729 shares held in accounts owned by the partners of GGHC and their families, and 130,052 shares held in the account of the profit-sharing plan of GGHC.

(4)	Based solely on our review of the Schedule 13G/A filed with the SEC on February 10, 2011 by FMR LLC, Edward C. Johnson 3d and Fidelity Management and Research Company (“Fidelity”) each of whose address is 82 Devonshire Street, Boston, Massachusetts 02109. Fidelity, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 3,954,478 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 3,954,478 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Pyramis Global Advisors, LLC (“PGALLC”), 900 Salem Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 34,830 shares as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies registered under Section 8 of the Investment Company Act of 1940 owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each has sole dispositive power over 34,830 shares and sole power to vote or to direct the voting of 34,830 shares of Common Stock owned by the institutional accounts or funds advised by PGALLC as reported above.
Pyramis Global Advisors Trust Company (“PGATC”), 900 Salem Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Exchange, is the beneficial owner of 971,870 shares as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power over 971,870 shares and sole power to vote or to direct the voting of 874,580 shares of Common Stock owned by the institutional accounts managed by PGATC as reported above. FIL Limited (“FIL”), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL, which is a qualified institution under section 240.13d-1(b)(1)(ii), is the beneficial owner of 247,205 shares. Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR LLC and FIL, or trusts for their benefit, own shares of FIL voting stock with the right to cast approximately 39% of the total votes which may be cast by all holders of FIL voting stock. FMR LLC and FIL are separate and independent corporate entities, and their Boards of Directors are generally composed of different individuals. FMR LLC and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Exchange and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 promulgated under the Exchange Act.
(5)	Based solely on our review of the Schedule 13G/A filed with the SEC on February 14, 2011 by Anchorage Capital Group, L.L.C. (“Capital Group”), Anchorage Advisors Management, L.L.C. (“Anchorage Management”), Anthony L. Davis and Kevin M. Ulrich, each of whose address is 610 Broadway, 6th Floor, New York, New York 10012. Capital Group is the investment advisor to Anchorage Capital Master Offshore, Ltd. (“Anchorage Offshore”). Anchorage Management is the sole managing member of Capital Group. Mr. Davis is the President of Capital Group and managing member of Anchorage Management, and Mr. Ulrich is the Chief Executive Officer of Capital Group and the other managing member of Anchorage Management. Each of Capital Group, Anchorage Management, Mr. Davis and Mr. Ulrich may be deemed the benefit owner of 3,381,214 shares.
(6)	Based solely on our review of the Schedule 13G/A filed with the SEC on April 8, 2011 by BlackRock, Inc., whose address is 40 East 52nd Street, New York, New York 10022.
(7)	Includes 317,500 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of April 25, 2011.

(8)	Includes 448,500 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of April 25, 2011.
(9)	Mr. Dicso resigned from the Company effective February 25, 2011.
(10)	Includes 88,925 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of April 25, 2011.
(11)	Consists of 85,250 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of April 25, 2011.
(12)	Includes 35,000 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of April 25, 2011.
(13)	Includes 75,000 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of April 25, 2011.
(14)	Consists of 35,000 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of April 25, 2011.
(15)	Includes 20,000 shares of common stock that are owned of record by a family trust over which Mr. Wesemann has indirect beneficial ownership. Also includes 120,000 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of April 25, 2011.
(16)	Includes 1,476,175 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of April 25, 2011 and shares over which the directors and executive officers are indirect beneficial owners. Includes holdings of all directors and executive officers as a group including executive officers not listed above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of our Board of Directors, our executive officers and persons who hold more than ten percent of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which requires them to file reports with respect to their ownership of our common stock and their transactions in such common stock. Based solely upon a review of (i) the copies of Section 16(a) reports which LivePerson has received from such persons or entities for transactions in our common stock and their common stock holdings for the 2010 Fiscal Year, and (ii) the written representations received from one or more of such persons or entities that no annual Form 5 reports were required to be filed by them for the 2010 Fiscal Year other than for Mr. Bixby, who filed a Form 5 with respect to one gift transfer, LivePerson believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and beneficial owners of more than ten percent of its common stock, other than the following reports which were filed late: (i) Michael I. Kovach filed a late Form 4 with respect to the exercise of an option and sale of the underlying shares by his spouse; (ii) Yaron Zeidman did not file the reports required by Section 16(a) in the 2010 Fiscal Year; (iii) James J. Dicso, one of our former executive officers, filed a late Form 4 with respect to an option grant; (iv) Stephen Douty, one of our former executive officers, filed a late Form 3 with respect to becoming an executive officer; and (v) Peter Phillips, one of our former executive officers, filed a late Form 4 with respect to an option grant.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Officers

The executive officers of LivePerson, and their ages and positions as of April 25, 2011, are:

Name	Age	Position(s)
Robert P. LoCascio	42	Chief Executive Officer and Chairman of the Board
Timothy E. Bixby	46	President and Chief Financial Officer
Eli Campo	45	Executive Vice President, GM, Technology Operations — Tel Aviv
Monica L. Greenberg	42	Senior Vice President, Business Affairs and General Counsel
Michael I. Kovach	42	Senior Vice President, Corporate Controller
Yaron Zeidman	36	Vice President, Chief Technology Officer

A biography for Mr. LoCascio follows the table listing our directors. Biographies for our other executive officers are included below.

Timothy E. Bixby is our outgoing President and Chief Financial Officer. He has served as our President and Chief Financial Officer since June 1999, and is expected to continue to serve in those positions through May 13, 2011. In addition, Mr. Bixby was an Executive Vice President of the Company from January 2000 until March 2001 and our Secretary from October 1999 until April 2007. From March 1999 until May 1999, Mr. Bixby was a private investor. From January 1994 until February 1999, Mr. Bixby was Vice President of Finance for Universal Music & Video Distribution Inc., a manufacturer and distributor of recorded music and video products, where he was responsible for internal financial operations, third party distribution deals and strategic business development. From October 1992 through January 1994, Mr. Bixby was Associate Director, Business Development, with the Universal Music Group. Prior to that, Mr. Bixby worked for Credit Suisse First Boston’s mergers and acquisitions group as a financial analyst. Mr. Bixby received an M.B.A. from Harvard University and an A.B. from Dartmouth College.

Eli Campo has been our Executive Vice President, GM, Technology Operations — Tel Aviv since February 2007. From May 2005 until January 2007, Mr. Campo was the General Manager for Shopping.com, Israel, where he was responsible for the research and development and content operations centers in Israel and Ireland. From May 2001 to May 2005, Mr. Campo was the Senior Vice President, Engineering and Operations at Shopping.com, where he was responsible for all technology and operations. Mr. Campo received a B.A. in Physics with honors from the Hebrew University, Jerusalem.

Monica L. Greenberg has been our Senior Vice President, Business Affairs and General Counsel since November 2006. From May 2004 until October 2006, Ms. Greenberg was an independent consultant. From April 2000 until April 2004, Ms. Greenberg served as Vice President, General Counsel and Senior Corporate Counsel of Nuance Communications, Inc. Previously, from January 1999 to March 2000, Ms. Greenberg was the principal of a small business. From July 1996 to December 1998, Ms. Greenberg was associated with the law firm of Wilson Sonsini Goodrich & Rosati in Palo Alto, California. From September 1994 to July 1996, Ms. Greenberg was associated with the law firm of Willkie Fair & Gallagher in New York, NY. Ms. Greenberg received a J.D. from Boston University School of Law where she was a member of the Boston University Law Review, and a B.A. from the University of Pennsylvania.

Michael I. Kovach has been our Senior Vice President, Corporate Controller since April 2008, our Vice President, Corporate Controller since July 2002 and our Corporate Controller since September 1999. From June 1995 to September 1999, Mr. Kovach was Controller for DualStar Technologies Corp., a leading, publicly traded, mechanical contractor in New York. From December 1993 to June 1995, Mr. Kovach was a Senior Accountant in Grant Thornton’s audit practice. Before that, Mr. Kovach was a staff accountant for Konigsberg Wolf & Co. Mr. Kovach is a Certified Public Accountant and holds a B.S. in Accounting from the State University of New York at Geneseo.

Yaron Zeidman has been our Vice President, Chief Technology Officer since January 2010. Previously, Mr. Zeidman was our Vice President of Research & Development, Consumer Operations since October 2007. Prior to joining LivePerson via its acquisition of Kasamba, Mr. Zeidman was Chief Technology Officer at Kasamba, Inc. from February 2004, responsible for its research and development group as well as its production operations. From February 2001 to February 2004, Mr. Zeidman was the Director of Web & eCommerce solutions at 888.com, responsible for research and development associated with the company’s Internet payment systems. Prior to Kasamba, Inc., Mr. Zeidman held various management-level positions, including Vice President of Research & Development at iRadius.com from September 1999 to February 2001.

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the compensation program as it relates to our Named Executive Officers identified in the Summary Compensation Table. In this section, we first discuss our governance practices and executive compensation program objectives and strategies. Next, we review the process the Compensation Committee follows in deciding how to compensate our Named Executive Officers. We then present an overview of the compensation structure and specific pay elements of our executive compensation program, as well as a detailed discussion and analysis of the Compensation Committee’s specific decisions about the compensation of our Named Executive Officers for fiscal year 2010.

The Compensation Committee structures our executive compensation program in a manner that it believes does not promote inappropriate risk taking by our executives, but rather encourages management to take a balanced approach, focused on achieving our corporate goals. A more complete discussion regarding the Compensation Committee’s risk assessment process can be found in the section of this Proxy Statement titled “Risk Assessment of Compensation Policies.”

This Compensation Discussion and Analysis contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The actual compensation programs that we adopt in the future may differ materially from currently planned programs as summarized in this discussion.

Compensation Governance

•	Perquisites. We do not provide special benefits, perquisites or supplemental retirement plans to our Named Executive Officers.
•	Tax Gross-Ups. We do not provide any tax gross-ups to our Named Executive Officers.
•	Independence. Our Compensation Committee is comprised solely of independent directors.
•	Periodic Review. The Compensation Committee reviews our compensation practices and program to ensure that our Named Executive Officers are compensated in a manner consistent with our business strategy, competitive market practice, sound corporate governance principles and stockholder interests.
•	Risk Analysis. Our executive compensation program is structured to avoid inappropriate risk taking by our Named Executive Officers by having the appropriate pay philosophy tied to reasonable business objectives. The Compensation Committee has concluded that the risks arising from our Company’s executive compensation program are reasonable, in the best interest of our stockholders, and not likely to have a material adverse effect on our Company.
•	Hedging. Our insider trading policy prohibits hedging of Company stock or the use of Company stock and any other transactions which could reasonably cause our officers to have interests adverse to our stockholders.

Compensation Objectives and Strategy

The Company’s executive officer compensation program is designed to attract and retain the caliber of officers needed to ensure the Company’s continued growth and profitability, to align incentives with the Company’s fiscal performance, and to reward officers’ individual performance against objectives that achieve the Company’s strategy and the creation of long term value for stockholders. The primary objectives of the program are to:

•	align incentives, including bonus targets, performance metrics and equity, with Company fiscal performance as well as achievement of strategic objectives that create stockholder value;
•	retain and encourage high potential team players to build a career at the Company;

•	provide incentives that are cost-efficient, competitive with other organizations and fair to employees and stockholders; and
•	design a balanced approach to compensation that properly aligns incentives with Company performance and stockholder value and does not promote inappropriate risk taking.

Working with management, the Compensation Committee has developed a compensation, bonus and benefits strategy designed to reward performance and reinforce a culture that the Compensation Committee believes will promote long-term success.

The compensation program rewards team accomplishments and promotes individual accountability. Compensation depends primarily on Company results, with additional measures for individual performance against defined objectives tied to the Company’s strategic goals. The goal of the program is to maintain a strong relationship between individual efforts, Company results and financial rewards.

A portion of total compensation is placed at risk through annual and long-term incentives. The combination of incentives is designed to balance annual operating objectives and Company earnings’ performance with longer-term stockholder value creation.

We seek to provide competitive compensation that is commensurate with performance. We target compensation within an appropriate range above and below the market median, and calibrate both annual and long-term incentive opportunities to generate less-than-median awards when goals are not fully achieved and greater-than-median awards when goals are exceeded.

We seek to promote a long-term commitment to the Company by our senior executives. We believe that there is great value to the Company in having a team of long-tenure, seasoned managers. The vesting schedules attached to option awards (generally 25% per year over 4 years, time-based vesting) reinforce this long-term orientation.

We utilize a well-proportioned mix of security-oriented compensation, retention benefits and at-risk compensation which produces both short-term and long-term performance incentives and rewards. By following this approach, we provide each of our Named Executive Officers a measure of security in the base compensation that the individual is eligible to receive, while motivating the executive to focus on the business metrics that will produce a high level of performance for the Company, as well as incentives for executive retention. The mix of metrics used for the annual bonus plan and the Stock Incentive Plan likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance. Maintaining this pay mix results fundamentally in a pay-for-performance orientation for our executives.

Process for Determining Executive Compensation

The Compensation Committee provides overall guidance for our executive compensation policies. The Compensation Committee reviews executive compensation annually, in conjunction with annual operational and financial planning for the upcoming fiscal year, and also periodically as needed for specific executive compensation issues that may arise at other times.

The Compensation Committee makes final determinations regarding compensation for the Chief Executive Officer and our executive officers in its sole discretion. Our Chief Executive Officer and Senior Vice President of Human Resources assist the Compensation Committee by presenting proposals and recommendations to the Compensation Committee, information on Company and individual performance of the Named Executive Officers and management’s perspective and recommendations on compensation matters (except that the Chief Executive Officer recuses himself from that portion of the Compensation Committee meetings involving his own compensation).

The Senior Vice President of Human Resources also works with our Chief Executive Officer to assist the Compensation Committee and play a role administering our compensation program for other executives. In particular, our Chief Executive Officer and the Senior Vice President of Human Resources together determine the base compensation and target bonus levels to recommend to our Compensation Committee for all of our other executive officers. Our Chief Executive Officer and the Senior Vice President of Human Resources also recommend to our Compensation Committee the annual bonus payout for our executive officers, based upon overall Company performance as well as individual performance against defined objectives aligned to the strategic goals of the Company.

Use of Outside Advisors and Market Data

In making its determinations with respect to executive compensation, the Compensation Committee has the authority to retain the services of a third party compensation consultant, and has done so from time to time to evaluate and assist in the process of determining an appropriate compensation structure.

The Company relies heavily upon compensation data provided by a third party service, Culpepper and Associates, a provider of worldwide salary surveys and data for compensation and employee benefit programs in the technology industry, focused primarily on small and mid-sized technology companies, which are the most comparable peer group for the Company, as well as publicly available data for industry peer group companies. The data provided by Culpepper and Associates is aggregated across companies based on size and geographic region and provides general information about compensation levels of similarly sized companies in the geographic areas where our employees are located. We also review executive compensation elements for a select group of publicly traded “software as a service” companies compiled by us from proxy statements and other public reports filed by these companies. The companies within this group reviewed by the Compensation Committee in the past year were Blackboard Inc., Concur Technologies, Inc., Kenexa Corporation, NetSuite Inc., RightNow Technologies, Inc., salesforce.com, inc., Taleo Corporation, The Ultimate Software Group, Inc., and Websense, Inc.

Pay Levels

Pay levels for each of our Named Executive Officers are determined based on a number of factors, including the individual’s roles and responsibilities within the Company, the individual’s experience and expertise, the pay levels for peers within the Company, pay levels in the marketplace for similar positions and performance of the individual and the Company as a whole. The Compensation Committee is responsible for approving pay levels for our Name Executive Officers. In determining the pay levels, the Compensation Committee considers all forms of compensation and benefits.

After consideration of the data collected on external competitive levels of compensation and internal relationships within the executive group, the Compensation Committee reviews and approves target total compensation opportunities for executives based on the need to attract, motivate and retain an experienced and effective management team.

Relative to the competitive market data, the Compensation Committee generally intends that the salary and target annual incentive opportunity for each executive will be within a reasonable range of the median of the competitive market.

As noted above, notwithstanding the Company’s overall pay positioning objectives, pay opportunities for specific individuals vary based on a number of factors such as scope of duties, tenure, institutional knowledge and/or difficulty in recruiting a new executive. Actual total compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of operating goals and the creation of stockholder value.

Compensation Structure

Pay Elements — Overview

The Company utilizes four main components of compensation:

•	Base Salary — fixed pay that takes into account an individual’s role and responsibilities, experience, expertise and individual performance.
•	Annual Incentive — variable pay that is designed to reward attainment of annual business goals. Executives qualify for an annual cash incentive payment based on a combination of Company performance as well as individual performance against defined objectives tied to the Company’s strategic and fiscal objectives. In the case of executives whose primary objective is revenue generation, incentive compensation may take the form of commissions tied to revenue as well as other Company and individual performance metrics.

•	Long-Term Incentives — the Company’s equity based incentive plan allows for awards that may include stock options, stock appreciation rights, restricted stock, performance shares and other stock based awards, including restricted stock units and deferred stock units. To date, the Company has used only stock options for long-term incentive awards. Such awards are typically granted upon initial hire, and also from time to time during an employee’s continued tenure.
•	Benefits and Perquisites — the Company offers certain benefits, including medical, dental and life insurance benefits and retirement savings that it considers to be consistent with industry practices and important for competitive recruitment and retention. The Company does not offer special benefits such as supplemental executive retirement plans, perquisites, or tax equalization.

Pay Elements — Details

1. Base Salary

The Compensation Committee annually reviews officer salaries and makes adjustments as warranted based on individual responsibilities and performance, Company performance in light of market conditions and competitive practices. Salary adjustments are generally approved during the first quarter of the calendar year and implemented during the second quarter.

In 2010, the level of salary increase for our executive officers ranged from 0% and 28.7% based on individual performance, market conditions and level of responsibility. In 2010, neither Mr. LoCascio, nor Mr. Bixby received a salary increase. In 2010: Mr. Dicso received an increase of $10,000 or 4%, resulting in a base salary of $260,000; Mr. Kovach received an increase of $9,500 or 4.3% in April 2010, resulting in a base salary of $230,000, and an increase of $20,000 or 8.7% in August 2010, resulting in a base salary of $250,000; and Mr. Zeidman received an increase of $39,662 or 28.7%, resulting in a base salary of $177,844 associated with his promotion to the role of Chief Technology Officer.

2. Annual Incentive Compensation

Our Named Executive Officers are eligible for annual incentive compensation under a bonus plan for each year. The plan is designed to provide awards to such individuals as an incentive to contribute to both revenue growth and profitability on a team basis and as an incentive to meet individual objectives that relate to overall Company goals.

Bonuses are based on the Company’s overall financial performance and are contingent upon the attainment by the Company of certain performance targets established by the Compensation Committee, which may include from time to time:

•	earnings per share;
•	gross or net revenues;
•	revenue per employee;
•	earnings before interest, taxes plus amortization and depreciation (EBITDA);
•	EBITDA per share;
•	attainment of strategic and/or product innovation objectives; or
•	such other goals established by the Committee.

The Compensation Committee retains discretion to adjust the bonus amount paid to any employee or executive up or down, regardless of that person’s target bonus or specific corporate performance metrics. There are no maximum payouts, and generally no minimum thresholds for individuals, although certain Named Executive Officers’ bonus payouts are subject to minimum threshold amounts as further described below. Bonuses are typically paid in cash after the end of the performance period in which they are earned.

We have set forth below certain of the metrics and discretion applied in calculating the 2010 bonus payments for our Named Executive Officers.

Chief Executive Officer.  During its annual review of compensation in 2010, the Compensation Committee set the 2010 bonus target amount for Mr. LoCascio at $200,000, with the potential to under- or over-achieve this bonus target based on performance against one metric component associated with the Company’s fiscal performance and several non-metric components associated with strategic objectives. The total potential percentage payout against target bonus for 2010 was determined by the metric associated with the Company’s actual 2010 fiscal performance, and the actual percentage payout against target was further determined by a subjective assessment of individual performance against strategic objectives. For the fiscal year 2010, actual achievements against the metric component, and ultimate payout of incentive compensation was determined as follows for Mr. LoCascio: With respect to the metric related to Company fiscal performance, the Company’s 2010 EBITDA target was $31.1 million and the actual was $29.9 million, representing 96.1% of target for this metric, and resulting in a total potential payout of 96.1% of target bonus. However, because actual EBITDA was less than target EBITDA, the Committee determined to reduce the total bonus pool by the amount by which actual EBITDA fell short of target EBITDA. Consequently, the total bonus pool was reduced by 19.5%, thereby making 80.5% the amount of target bonus that was paid to an executive officer who was deemed to have met all of his performance and strategic objectives. Based on the Company’s performance against this metric along with a subjective assessment of the executive’s performance against non-metric strategic objectives related to recruiting and hiring for key roles, expansion of product offerings, and opening of new offices in key strategic locations, the Compensation Committee approved a 2010 payout of 80.5% of target, or $161,000 for this executive.

President and Chief Financial Officer.  During its annual review of compensation in 2010, the Compensation Committee set the 2010 bonus target amount for Mr. Bixby at $200,000, with the potential to under- or over-achieve this bonus target based on performance against one metric component associated with the Company’s fiscal performance and several non-metric components associated with strategic objectives. The total potential percentage payout against target bonus for 2010 was determined by the metric associated with the Company’s actual 2010 fiscal performance, and the actual percentage payout against target was further determined by a subjective assessment of individual performance against strategic objectives. For the fiscal year 2010, actual achievements against the metric component, and ultimate payout of incentive compensation was determined as follows for Mr. Bixby: With respect to the metric related to Company fiscal performance, the Company’s 2010 EBITDA target was $31.1 million and the actual was $29.9 million, representing 96.1% of target for this metric, and resulting in a total potential payout of 96.1% of target bonus. However, because actual EBITDA was less than target EBITDA, the Committee determined to reduce the total bonus pool by the amount by which actual EBITDA fell short of target EBITDA. Consequently, the total bonus pool was reduced by 19.5%, thereby making 80.5% the amount of target bonus that was paid to an executive officer who was deemed to have met all of his performance and strategic objectives. Based on the Company’s performance against this metric along with a subjective assessment of the executive’s performance against non-metric strategic objectives related to investor relations outreach, internal company education, and operational efficiency, the Compensation Committee approved a 2010 payout of 80.5% of target, or $161,000 for this executive.

Senior Vice President, Enterprise Sales and Services.  During its annual review of compensation in 2010, the Compensation Committee approved the incentive compensation target amount for Mr. Dicso recommended by the Company’s Executive Officer and President and Chief Financial Officer, setting the target in the amount of $200,000, with the potential to under- or over-achieve this bonus target based on performance against one metric component associated with the Company’s fiscal performance and several non-metric components associated with strategic objectives. The total potential percentage payout against target bonus for 2010 was determined by the metric associated with the Company’s actual 2010 fiscal performance, and the actual percentage payout against target was further determined by a subjective assessment of individual performance against strategic objectives. For the fiscal year 2010, actual achievements against the metric component, and ultimate payout of incentive compensation was determined as follows for Mr. Dicso: With respect to the metric related to Company fiscal performance, the Company’s 2010 EBITDA target was $31.1 million and the actual was $29.9 million, representing 96.1% of target for this metric, and resulting in a total potential payout of 96.1% of target bonus. However, because actual EBITDA was less than target EBITDA, the Committee determined to reduce the total bonus pool by the amount by which actual EBITDA fell short of target EBITDA. Consequently, the total bonus pool was reduced by 19.5%, thereby making 80.5% the amount of target bonus that was paid to an executive officer who was deemed to have met all of his performance and strategic objectives. Based on the Company’s performance against this metric along with a subjective assessment of the executive’s performance against non-metric strategic objectives related to international expansion, introduction of new product offerings to market and departmental training and development, the Compensation Committee approved the recommendation of the Company’s Chief Executive Officer and President and Chief Financial Officer to set the 2010 payout at 72.5% of target, or $144,900 for this executive.

Senior Vice President, Corporate Controller.  During its annual review of compensation in 2010, the Compensation Committee approved the incentive compensation target amount for Mr. Kovach recommended by the Company’s Executive Officer and President and Chief Financial Officer, setting the target in the amount of $110,000, with the potential to under- or over-achieve this bonus target based on performance against one metric component associated with the Company’s fiscal performance and several non-metric components associated with strategic objectives. The total potential percentage payout against target bonus for 2010 was determined by the metric associated with the Company’s actual 2010 fiscal performance, and the actual percentage payout against target was further determined by a subjective assessment of individual performance against strategic objectives. For the fiscal year 2010, actual achievements against the metric component, and ultimate payout of incentive compensation was determined as follows for Mr. Kovach: With respect to the metric related to Company fiscal performance, the Company’s 2010 EBITDA target was $31.1 million and the actual was $29.9 million, representing 96.1% of target for this metric, and resulting in a total potential payout of 96.1% of target bonus. However, because actual EBITDA was less than target EBITDA, the Committee determined to reduce the total bonus pool by the amount by which actual EBITDA fell short of target EBITDA. Consequently, the total bonus pool was reduced by 19.5%, thereby making 80.5% the amount of target bonus that was paid to an executive officer who was deemed to have met all of his performance and strategic objectives. Based on the Company’s performance against this metric along with a subjective assessment of the executive’s performance against non-metric strategic objectives related to treasury management, internal company education, and development and deployment of enhanced systems and tools for global internal financial management, the Compensation Committee approved the recommendation of the Company’s Chief Executive Officer and President and Chief Financial Officer to set the 2010 payout at 80.5% of target, or $88,550 for this executive.

Vice President, Chief Technology Officer.  During its annual review of compensation in 2010, the Compensation Committee approved the incentive compensation target amount for Mr. Zeidman recommended by the Company’s Executive Officer and President and Chief Financial Officer, setting the target in the amount of $60,000, with the potential to under- or over-achieve this bonus target based on performance against one metric component associated with the Company’s fiscal performance and several non-metric components associated with strategic objectives. The total potential percentage payout against target bonus for 2010 was determined by the metric associated with the Company’s actual 2010 fiscal performance, and the actual percentage payout against target was further determined by a subjective assessment of individual performance against strategic objectives. For the fiscal year 2010, actual achievements against the metric component, and ultimate payout of incentive compensation was determined as follows for Mr. Zeidman: With respect to the metric related to Company fiscal performance, the Company’s 2010 EBITDA target was $31.1 million and the actual was $29.9 million, representing 96.1% of target for this metric, and resulting in a total potential payout of 96.1% of target bonus. However, because actual EBITDA was less than target EBITDA, the Committee determined to reduce the total bonus pool by the amount by which actual EBITDA fell short of target EBITDA. Consequently, the total bonus pool was reduced by 19.5%, thereby making 80.5% the amount of target bonus that was paid to an executive officer who was deemed to have met all of his performance and strategic objectives. Based on the Company’s performance against this metric along with a subjective assessment of the executive’s performance against non-metric strategic objectives related to new product development milestones, product architecture and infrastructure enhancements, and deployment of new development processes, the Compensation Committee approved the recommendation of the Company’s Chief Executive Officer and President and Chief Financial Officer to set the 2010 payout at 72.5% of target, or $43,686 for this executive (paid in NIS at an equivalent amount based on the exchange rate at the time of payment).

3. Long-term Incentives — Equity-Based Awards

The Company and the Compensation Committee believe that equity-based awards are an important factor in aligning the long-term financial interest of our Named Executive Officers and our stockholders. The Compensation Committee continually evaluates the use of equity-based awards and intends to continue to use such awards in the future as part of designing and administering the Company’s compensation program. The Compensation Committee may grant equity incentives under the Company’s 2009 Stock Incentive Plan in the form of stock options (non-qualified and incentive stock options), stock appreciation rights, restricted stock, performance shares and other stock-based awards, including, without limitation, restricted stock units (RSUs) and deferred stock units. The exercise price for stock options is the grant date closing market price per share. Historically, the Compensation Committee has granted stock options that provide for time-based vesting in four equal annual installments beginning on the first anniversary of the grant date.

The Company typically grants options upon initial hire for new employees, and historically, once per year for existing employees. The annual option grant process for existing employees has historically occurred in the first half of the calendar year.

The Compensation Committee has not granted stock based awards other than stock options in the past. The Compensation Committee will evaluate the mix of stock options, restricted stock and other stock based awards in the future to provide emphasis on preserving stockholder value generated in recent years while providing incentives for continued growth in stockholder value.

Each year, the Compensation Committee approves a total pool of equity awards available to grant in the year, after considering the following factors, in its discretion: potential dilution impact of the equity grants; stock-compensation expense related to the equity grants; and the equity grant history and total outstanding equity amounts of similarly situated companies, to the extent available. Management considers similarly situated companies to be those with similar market capitalization, revenue levels, and similar industry presence and product offerings such as the “software as a service” peer companies discussed above.

Following the determination by the Compensation Committee of the size of the total pool of equity available for grant in a given year, the Chief Executive Officer and the Senior Vice President of Human Resources make recommendations to the Compensation Committee concerning the allocation of the available pool of equity among specific employees and executive officers, after considering the following factors, in their discretion: existing equity holdings, including vesting status, strike price and quantity; responsibility level of employee; compensation (salary and incentive) structure of the employee; and the desire to allocate equity to those individuals who, by their retention, are expected to drive long term value for the Company.

The Compensation Committee reviews and approves the allocation of individual grants from the approved pool with heavy reliance on the recommendations of management based on these factors, and then may grant approval or make adjustments in its discretion based on the factors enumerated above, along with more generalized or subjective factors such as employment market conditions and employee retention goals, market norms, and general climate for stockholder relations and expectations, dilution and other factors that the Committee may deem appropriate.

In 2010, the stock option grants to our executive officers ranged from zero to 100,000 shares based on individual and company performance, then-current stock option holdings, market conditions and level of responsibility. In 2010, neither Mr. LoCascio nor Mr. Bixby received a stock option grant. Mr. Dicso received a stock option grant of 100,000 shares, Mr. Kovach received a stock option grant of 74,700 shares, and Mr. Zeidman received a stock option grant of 100,000 shares associated with his promotion to the role of Chief Technology Officer.

4. Other Benefits and Perquisites

We do not offer special perquisites to our named executive officers. The Company’s executive compensation program includes standard benefits that are also offered to all employees. These benefits include 401(k) plan accounts, Company-paid medical benefits and life insurance coverage. The Company annually reviews these other benefits and perquisites and makes adjustments as warranted based on competitive practices, the Company’s performance and the individual’s responsibilities and performance. The Company currently partially matches employee contributions to 401(k) plan accounts up to a maximum matching contribution of $6,000.

Pay Elements — Evaluation of Individual Performance

In addition to the description of the Compensation Committee’s evaluation provided above, the Compensation Committee also structures and implements specific forms of compensation for the Named Executive Officers to reflect each Named Executive Officer’s individual performance and contribution to the Company. Below are certain of the objectives that each Named Executive Officer’s performance is measured against:

Chief Executive Officer.  For 2010, the salary of Mr. LoCascio was reviewed by the Compensation Committee. Adjustments were considered based on peer group data, historical salary level, the Company’s performance in the previous year as compared to the financial plan and strategic achievements, such as but not limited to new product introductions, entry into new markets and/or acquisitions, accomplished during the previous year. Mr. LoCascio’s annual incentive compensation is determined based on peer group data as well as the Company’s performance against objectives, in particular related to performance against EBITDA target and Company strategic achievements accomplished. Each of these components contributes to the calculation of the bonus amount, which can then be adjusted up or down by the Compensation Committee in its discretion. Mr. LoCascio’s incentive equity is determined based on peer group data, historical equity grants (including the amount, exercise prices and vesting status of previous grants), existing common stock holdings, strategic achievements and the Company’s performance in the previous year as compared to the financial plan. The actual amount of incentive equity granted is determined by the Compensation Committee in its discretion.

President and Chief Financial Officer.  For 2010, the salary for this officer was determined by the Compensation Committee in response to the recommendation of the Chief Executive Officer and based on peer group data as well as the officer’s historical salary levels and individual performance. Mr. Bixby’s annual incentive compensation is calculated based on the Company’s achievement of fiscal objectives as well as Mr. Bixby’s achievement of individual objectives tied to the Company’s goals. Mr. Bixby’s incentive equity is determined based on peer group data, historical equity grants (including the amount, exercise prices and vesting status of previous grants) and individual and Company performance in the previous year as compared to the financial and operating plan, particularly in those areas under the general discretion of the officer. The actual amount of incentive equity granted is recommended by the Chief Executive Officer and the Senior Vice President of Human Resources in their discretion, and approved by the Compensation Committee in its discretion.

Senior Vice President, Enterprise Sales and Services.  For 2010, the salary for this officer was reviewed and ratified by the Compensation Committee in response to the recommendation of the Chief Executive Officer and Senior Vice President of Human Resources, and based on peer group data as well as the officer’s historical salary levels and individual performance. Mr. Dicso’s annual incentive compensation is calculated based on the Company’s achievement of fiscal objectives as well as Mr. Dicso’s achievement of individual objectives tied to the Company’s goals. Mr. Dicso’s incentive equity is determined based on peer group data, historical equity grants (including the amount, exercise prices and vesting status of previous grants) and individual and Company performance in the previous year as compared to the financial and operating plan, particularly in those areas under the general discretion of the officer. The actual amount of incentive equity granted is recommended by the Chief Executive Officer and the Senior Vice President of Human Resources in their discretion, and approved by the Compensation Committee in its discretion.

Senior Vice President, Corporate Controller.  For 2010, the salary of Mr. Kovach was reviewed and ratified by the Compensation Committee in response to the recommendation of our Chief Executive Officer, and our President and Chief Financial Officer based on peer group data as well as the officer’s historical salary levels and individual performance. Mr. Kovach’s annual incentive compensation is calculated based on the Company’s achievement of fiscal objectives as well as Mr. Kovach’s achievement of individual objectives tied to the Company’s goals. Mr. Kovach’s incentive equity is determined based on peer group data, historical equity grants (including the amount, exercise prices and vesting status of previous grants) and individual and Company performance in the previous year as compared to the financial and operating plan, particularly in those areas under the general discretion of the officer. The actual amount of incentive equity granted is recommended by the Chief Executive Officer and the Senior Vice President of Human Resources in their discretion, and approved by the Compensation Committee in its discretion.

Vice President, Chief Technology Officer.  For 2010, the salary of Mr. Zeidman was reviewed and ratified by the Compensation Committee in response to the recommendation of our Senior Vice President of Human Resources, and based on peer group data as well as the officer’s historical salary levels and individual performance and promotion to a role of expanded scope and responsibility in 2010. Mr. Zeidman’s annual incentive compensation is calculated based on the Company’s achievement of fiscal objectives as well as Mr. Zeidman’s achievement of individual objectives tied to the Company’s goals. Mr. Zeidman’s incentive equity is determined based on peer group data, historical equity grants (including the amount, exercise prices and vesting status of previous grants) and individual and Company performance in the previous year as compared to the financial and operating plan, particularly in those areas under the general discretion of the officer. In 2010, Mr. Zeidman’s equity grant also took into account his promotion to a role of expanded scope and responsibility in 2010. The actual amount of incentive equity granted is recommended by the Chief Executive Officer and the Senior Vice President of Human Resources in their discretion, and approved by the Compensation Committee in its discretion.

Stock Ownership Guidelines

Currently, we do not have specific share retention or ownership guidelines for our executives. However, we encourage our executives to hold an equity interest in our Company. Each of our executive officers retains substantial equity value in our company in the form of common stock, and/or vested and unvested stock options.

Post-Termination Compensation and Benefits

Certain employment agreements with our executive officers provide for severance payments and benefits upon an involuntary termination of employment, or resignation for “good reason” (as defined in the agreement). In addition, certain executives are entitled to partial vesting acceleration in the event they are involuntary terminated or resign for good reason in connection with a change in control. The Compensation Committee believes the terms of these agreements are fair and reasonable and are in the best interests of the company and our stockholders. Additional details regarding the employment agreements with our executives, including a description of the severance payments and benefits payable to our executive as well as estimates of amounts payable upon termination of employment, are disclosed in the section titled “Employment Agreements for our Named Executive Officers” and “Potential Payments Upon Termination or Change-in-Control” contained in this proxy statement.

Prohibition against Certain Equity Transactions

Our Insider Trading Policy prohibits our officers from engaging in “short” sales or other transactions involving LivePerson-based derivative securities which could reasonably cause our officers to have interests adverse to our stockholders. “Short” sales, which are sales of shares of common stock by a person that does not own the shares at the time of the sale, evidence an expectation that the value of the shares will decline. We prohibit our officers from entering into “short” sales because such transactions signal to the market that the officer has no confidence in us or our short-term prospects and may reduce the officer’s incentive to improve our performance. In addition, Section 16(c) of the Exchange Act expressly prohibits executive officers and directors from engaging in short sales. Our officers are also prohibited from trading in LivePerson-based put and call option contracts, transacting in straddles and similar transactions. These transactions would allow someone to continue to own the covered securities, but without the full risks and rewards of ownership. If an officer were to enter into such a transaction, the officer would no longer have the same objectives as our other stockholders.

Compensation Recovery Policy

We have not implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our Named Executive Officers where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement.

Compensation Committee Discretion

The Compensation Committee retains the discretion to decrease all forms of incentive payouts based on significant individual or Company performance shortfalls. Likewise, the Compensation Committee retains the discretion to increase payouts and/or consider special awards for significant achievements, including but not limited to superior asset management, investment or strategic accomplishments and/or consummation of acquisitions, divestitures, capital improvements to existing properties, or other management objectives.

Tax and Accounting Considerations

In determining executive compensation, the Compensation Committee also considers, among other factors, the possible tax consequences to the Company and to its executives. However, to maintain maximum flexibility in designing compensation programs, the Compensation Committee will not limit compensation to those levels or types of compensation that are intended to be deductible. For example, our Compensation Committee considers the provisions of Section 162(m) of the Code and related Treasury Department regulations that restrict deductibility for federal income tax purposes of executive compensation paid to our chief executive officer and each of our three other most-highly-compensated executive officers holding office at the end of any year, other than our chief executive officer, to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. The members of our Compensation Committee qualify as outside directors for purposes of exempting executive compensation from the limits on deductibility under Section 162(m). However, the Compensation Committee believes that our interests are best served in certain circumstances by providing compensation that does not qualify as performance-based compensation under Section 162(m) and, accordingly, has granted such compensation which may be subject to the $1,000,000 annual limit on deductibility, including base salary, annual cash bonuses and stock options.

In addition to Section 162(m), Sections 280G and 4999 of the Code provide that executive officers, persons who hold significant equity interests and certain other highly-compensated service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that the Company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. Further, Section 409A of the Code imposes certain additional taxes on service providers who enter into certain deferred compensation arrangements that do not comply with the requirements of Section 409A. We have not agreed to pay any named executive officer a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999 or 409A.

The Compensation Committee also considers the accounting consequences to the Company of different compensation decisions and the impact of certain arrangements on stockholder dilution. However, neither of these factors by themselves will compel a particular compensation decision.

Conclusion

The ultimate level and mix of compensation is considered within the context of both the objective data from our competitive assessment of compensation and performance, as well as discussion of the subjective factors as outlined above. The Compensation Committee believes that each of the compensation packages is within the competitive range of practices when compared to the objective comparative data even where subjective factors have influenced the compensation decisions.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K.

Submitted by the Compensation Committee of the Company’s Board of Directors:

Peter Block (Chair) Kevin C. Lavan William G. Wesemann

The Compensation Committee Report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

David Vaskevitch, a current member of the Compensation Committee, joined the committee on April 12, 2011. Mr. Vaskevitch did not participate in the review or discussion of the Compensation Discussion and Analysis or other matters related to the subject matter of the Compensation Committee Report, and accordingly, Mr. Vaskevitch has not signed the report.

Summary Compensation Table

The following table sets forth the compensation earned for all services rendered to us in all capacities in each of the last three or fewer fiscal years, by the following executive officers of the Company, whom we refer to as our Named Executive Officers.

Following the table is a discussion of material factors related to the information disclosed in the table.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)		Total ($)
Robert P. LoCascio Chief Executive Officer	2010	325,000	—	—	161,000	—	5,419		491,419
	2009	325,000	—	26,138	325,000	—	4,902		681,040
	2008	325,000	—	—	150,000	—	4,482		479,482
Timothy E. Bixby President and Chief Financial Officer(4)	2010	325,000	—	—	161,000	—	28,012		514,012
	2009	325,000	—	26,138	325,000	—	25,636		701,774
	2008	325,000	—	80,722	150,000	—	24,416		580,138
James J. Dicso Former Senior Vice President, Enterprise Sales And Services(5)	2010	257,500	—	470,370	144,900	—	28,012		900,782
	2009	250,000	—	20,910	163,086	—	25,636		459,632
	2008	250,000	—	98,550	126,802	—	24,416		499,768
Michael I. Kovach Senior Vice President, Corporate Controller(6)	2010	235,125	—	286,303	88,550	—	24,933		634,911
Yaron Zeidman Vice President, Chief Technology Officer(7)	2010	177,844	—	330,220	43,686	—	51,081	(8)	602,831

(1)	Amounts represent the aggregate grant date fair value computed in accordance Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or ASC Topic 718, and in accordance with SEC rules. Generally, the aggregate grant date fair value is the amount that the Company expects to expense in its financial statements over the award’s vesting schedule. These amounts reflect the company’s accounting expense and do not correspond to the actual value that will be realized by the Named Executive Officers and there is no assurance that these grant date fair values will ever be realized by the Named Executive Officers. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the grants, refer to Note 1(l) of LivePerson’s consolidated financial statements contained in our Annual Report on Form 10-K for the 2010 Fiscal Year, as filed with the SEC.

(2)	The performance-based, annual cash incentive bonuses earned in 2010 and paid in 2011 are reflected in the column entitled “Non-Equity Incentive Plan Compensation” for 2010, those earned in 2009 and paid in 2010 are reflected in the column entitled “Non-Equity Incentive Plan Compensation” for 2009 and those earned in 2008 and paid in 2009 are reflected in the column entitled “Non-Equity Incentive Plan Compensation” for 2008.
(3)	Amounts include: (x) $114, $114, $114 and $114 for premiums for term life insurance paid by us in each of 2009 and 2010, respectively, on behalf of Messrs. LoCascio, Bixby, Dicso and Kovach; and (y) $6,000 for matching contributions to 401(k) plans paid by us in each of 2009 and 2010, respectively, on behalf of Messrs. LoCascio, Bixby, Dicso and Kovach.
(4)	Mr. Bixby has informed us that he will be resigning from the Company effective May 13, 2011.
(5)	Mr. Dicso resigned from the Company effective February 25, 2011.
(6)	Although Mr. Kovach was an executive officer of the Company, he was not a Named Executive Officer in the Company’s 2009 or 2010 Proxy Statements. Therefore, this table does not include 2008 or 2009 compensation data for him.
(7)	Mr. Zeidman became an executive officer of the Company in July 2010. Therefore, this table does not include 2008 or 2009 compensation data for him. Payments to Mr. Zeidman were made in Israeli New Shekels, or NIS. For Fiscal Year 2010, an average exchange rate of approximately US $1.00/NIS 3.73 was used to calculate amounts for Mr. Zeidman with respect to amounts under “Salary” and “Non-Equity Incentive Plan Compensation.”
(8)	Includes a $8,179 employer contribution to Mr. Zeidman’s manager’s insurance policy, a $22,596 employer contribution to Mr. Zeidman’s severance payment, a $3,791 employer contribution to Mr. Zeidman’s education fund, a $1,898 employer contribution to Mr. Zeidman’s disability insurance, $692 in statutory recreation payments, and a $13,925 employer contribution to the Israeli National Insurance Fund.

Employment Agreements for our Named Executive Officers

Robert P. LoCascio, our Chief Executive Officer, is employed pursuant to an employment agreement entered into as of January 1, 1999. After its initial term, which expired on December 31, 2001, our agreement with Mr. LoCascio extended automatically for one-year terms beginning on each of January 1 in 2002 and 2003. Beginning in 2004, Mr. LoCascio’s employment with us has been at will, but is otherwise subject to the terms of the employment agreement, unless we agree with Mr. LoCascio in writing to alter the terms. Pursuant to the agreement, Mr. LoCascio was entitled to receive an annual base salary of not less than $125,000 and an annual discretionary bonus. The Compensation Committee of our Board set Mr. LoCascio’s annual salary at $500,000, effective April 2011, and target incentive compensation for 2011 was set at $375,000. The employment agreement we entered into with Mr. LoCascio provides for certain payments upon Mr. LoCascio’s termination. Please refer to the next section “Potential Payments Upon Termination or Change-in-Control” for additional detail regarding the details of those termination payments.

Timothy E. Bixby, our President and Chief Financial Officer, is employed pursuant to an employment agreement entered into as of June 23, 1999. Pursuant to the agreement, Mr. Bixby was entitled to receive an annual base salary of not less than $140,000 and an annual discretionary bonus. The Compensation Committee of our Board set Mr. Bixby’s annual salary at $325,000, effective April 2008, and target incentive compensation for 2009 was set at $200,000. Mr. Bixby was also eligible to receive long-term incentive awards determined by our Board consisting of options to purchase common stock. Pursuant to the employment agreement with Mr. Bixby, for a period of one year from the date of termination of Mr. Bixby’s employment, he may not directly or indirectly compete with us, including, but not limited to, being employed by any business which competes with us, or otherwise acting in a manner intended to advance an interest of a competitor of ours in a way that will or may injure an interest of ours. For a summary of the payments and benefits provided to Mr. Bixby in connection with transition services associated with his resignation of employment, which is to be effective May 13, 2011, please refer to the next section “Potential Payments Upon Termination or Change-in-Control” under the heading “Timothy Bixby — Separation Agreement.”

James J. Dicso, our former Senior Vice President, Enterprise Sales and Services, was party to an employment agreement with us, dated as of November 6, 2009, that covered the terms and conditions of Mr. Dicso’s employment. This November 2009 employment agreement superseded his prior letter agreement with us dated November 3, 2004. Pursuant to the November 2009 employment agreement, Mr. Dicso was entitled to receive an annual base salary of $250,000 and an annual discretionary bonus. A target incentive compensation of $200,000 was established for him for 2011 based on company performance and other components described above in this Proxy Statement. The employment agreement we entered into with Mr. Dicso provided for certain payments upon Mr. Dicso’s termination. Please refer to the next section “Potential Payments Upon Termination or Change-in-Control” for additional detail regarding the details of those termination payments.

Michael Kovach, our Senior Vice President, Corporate Controller, is party to an employment agreement with us, dated as of November 6, 2009, that covers the terms and conditions of Mr. Kovach’s employment. Pursuant to the employment agreement, Mr. Kovach was entitled to receive an annual base salary of $220,500 and an annual discretionary bonus. Effective August 2010, Mr. Kovach’s annual salary was adjusted to $250,000 and effective April 2011, Mr. Kovach’s annual salary was adjusted to $260,000. His target incentive compensation for 2010 and 2011 was set at $110,000. The employment agreement we entered into with Mr. Kovach provides for certain payments upon Mr. Kovach’s termination. Please refer to the next section “Potential Payments Upon Termination or Change-in-Control” for additional detail regarding the details of those termination payments.

Yaron Zeidman, our Vice President, Chief Technology Officer, is party to an employment agreement with us, dated February 10, 2004. Pursuant to the original employment agreement, Mr. Zeidman was entitled to receive an annual base salary of NIS 264,000 and an annual bonus of up to NIS 30,000 based upon achievement of certain performance objectives. Effective January 1, 2010, based on market factors and individual performance as well as Mr. Zeidman’s promotion into the Chief Technology Officer role, Mr. Zeidman’s annual salary was adjusted to $177,844 and his target incentive compensation for 2010 was set at $60,000. We pay Mr. Zeidman in NIS. For our 2010 Fiscal Year, the average exchange rate was approximately US $1.00/NIS 3.73. Effective April 2011, Mr. Zeidman’s annual salary was adjusted to $190,000 and his target incentive compensation for 2011 was set at $63,000. The employment agreement we entered into with Mr. Zeidman provides for us to establish and pay a certain percentage of Mr. Zeidman’s salary to a manager’s insurance policy which would cover payments made towards severance and disability and a certain percentage to an education fund which will be transferred to Mr. Zeidman upon his termination of employment. Our aggregate obligations under the manager’s insurance policy, education fund and severance payment obligations total approximately 15% of Mr. Zeidman’s base salary. Please refer to the next section “Potential Payments Upon Termination or Change-in-Control” for additional detail regarding the details of those termination payments.

Potential Payments Upon Termination or Change-in-Control

The following table and footnotes describe and quantify the additional compensation that would have become payable to certain of our executives in connection with an involuntary termination of their employment or a change in control of LivePerson on December 31, 2010 as described under “Employment Agreements for our Named Executive Officers.” Where applicable, the amounts payable assume a $11.30 fair value of our common stock (the closing price of our common stock on December 31, 2010). In addition to the table, please refer to the discussion below under the heading “Timothy Bixby — Separation Agreement” for the terms of the separation agreement that we entered into with Mr. Bixby on November 2, 2010.

Named Executive Officer	Reason for Payment	Cash Payment ($)		Accelerated Vesting of Equity Awards ($)		Benefits ($)		Other ($)
Robert P. LoCascio	Termination without cause or for good reason (regardless of whether a change of control occurred)	525,000	(1)	––		—		—
James J. Dicso*	Termination without cause, not following a change of control	330,000	(2)	—		9,801	(3)	—
	Termination without cause or for good reason, following a change of control	395,000	(4)	171,900	(5)	14,701	(6)	—
Michael I. Kovach	Termination without cause, not following a change of control	297,500	(7)	—		12,518	(6)	—
	Termination without cause or for good reason, following a change of control	297,500	(8)	448,810	(9)	12,518	(6)	—
Yaron Zeidman	Terminated for any reason (other than for cause) (regardless of whether a change of control occurred)	47,996	(10)	—		—		—

*	Mr. Dicso voluntarily resigned from the Company effective February 25, 2011. Mr. Dicso was not entitled to, nor paid, any severance as a result of his resignation pursuant to the employment agreement entered into by and between Mr. Dicso and the Company dated November 6, 2009.
(1)	Represents Mr. LoCascio’s annual base salary as of December 31, 2010 and his Fiscal Year 2010 target bonus. If Mr. LoCascio is terminated by us without cause or Mr. LoCascio terminates his employment for good reason, we must pay him an amount equal to 12 months of his then current base salary and the pro rata portion of the bonus he would have been entitled to receive for the fiscal year in which the termination occurred. These amounts are payable in three equal monthly installments beginning 30 days after his termination. “Cause” means (i) an act or acts of dishonesty, moral turpitude or intentional felonious behavior which are materially detrimental to the Company, (ii) failure by Mr. LoCascio to obey the reasonable and lawful orders of our Board of Directors, (iii) gross negligence by Mr. LoCascio in the performance of, or willful disregard by Mr. LoCascio of his obligations under the agreement, or (iv) a conviction of Mr. LoCascio (including entry of a guilty or nolo contendre plea) of a crime involving fraud, dishonesty or moral turpitude or a felony. The term “Good reason” under Mr. LoCascio’s employment agreement means (i) if Mr. LoCascio has suffered a material change or diminution in duties and responsibilities, (ii) if our Board of Directors reduces the base salary or bonus to which Mr. LoCascio is entitled under the agreement, (iii) if we consummate a sale of all or substantially all of our assets to a third party and the third party does not assume the obligations of the Company under the agreement or (iv) if Mr. LoCascio is relocated to a location outside the New York Metropolitan area. Pursuant to the agreement, for a period of one year from the date of termination of Mr. LoCascio’s employment, he may not directly or indirectly compete with us, including, but not limited to, being employed by any business which competes with us, or otherwise acting in a manner intended to advance an interest of a competitor of ours in a way that will or may injure an interest of ours.
(2)	Represents Mr. Dicso’s base salary as of December 31, 2010 for six months and his Fiscal Year 2010 target bonus. Mr. Dicso resigned from the Company effective February 25, 2011, but if Mr. Dicso were to have been terminated without cause, then, subject to executing a release of claims, he would have been entitled to receive: (i) his then current base salary for a period of six months following such termination, (ii) a lump sum payment equal to the pro rata portion of his target annual discretionary bonus for the fiscal year in which the termination occurs based on the number of days worked during such fiscal year and (iii) up to six months of premium payments for health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA). The term “Cause” under our employment agreement with Mr. Dicso means a determination by us that (a) he materially failed to perform his specified or fundamental duties to us or any of our subsidiaries, (b) he was convicted of, or plea of nolo contendere to, a felony (regardless of the nature of the felony), or any other crime involving dishonesty, fraud, or moral turpitude, (c) he engaged in or acted with gross negligence or willful misconduct (including but not limited to acts of fraud, criminal activity or professional misconduct) in connection with the performance of his duties and responsibility to us or any our subsidiaries, (d) he failed to substantially comply with the rules and policies of the company or any of our subsidiaries governing employee conduct or with the lawful directives of the Board of Directors, or (e) he breached any non-disclosure, non-solicitation or other restrictive covenant obligation to us or any of our subsidiaries.
(3)	Represents up to six months of premium payments for health insurance coverage under COBRA.
(4)	Represents Mr. Dicso’s base salary as of December 31, 2010 for nine months and his Fiscal Year 2010 target bonus. If there was a change of control of the Company and Mr. Dicso was terminated without cause or for good reason, in each case within 12 months following the change of control, then subject to executing a release of claims, he would have been entitled to receive the following severance: (i) his then current base salary for a period of nine months following such termination, (ii) a lump sum payment equal to the pro rata portion of his target annual discretionary bonus for the fiscal year in which the termination occurs based on the number of days worked during such fiscal year, (iii) his options and/or other equity awards that were scheduled to vest in the 24-month period following his termination would have accelerated and become exercisable upon such termination and would have remained exercisable for up to 12 months following such termination, and (iv) up to nine months of premium payments for health insurance coverage under COBRA. The term “Cause” under his employment agreement is defined above. The term “Good Reason” under the employment agreement means one of more of the following conditions arising without his consent and subject to certain notice and cure periods: (a) a material reduction in his base salary, other than as part of an across-the-board reduction applicable to other similarly situated employees; (b) a material diminution in his duties and responsibilities; or (iii) a relocation of our principal office to a location more than 50 miles from our location on the date thereof (or from such other location to which he has consented after the date of the agreement).
(5)	Represents the closing price of our common stock on December 31, 2010 less the exercise price for the options held by Mr. Dicso, multiplied by the number of shares underlying his options that would otherwise vest over the following 24 months.
(6)	Represents up to nine months of premium payments for health insurance coverage under COBRA.
(7)	Represents Mr. Kovach’s base salary as of December 31, 2010 for nine months and his Fiscal Year 2010 target bonus. If Mr. Kovach is terminated without cause, then subject to executing a release of claims, he is entitled to receive: (i) his then-current base salary for a period of nine months following such termination, (ii) a lump sum payment equal to the pro rata portion of his target annual discretionary bonus for the fiscal year in which the termination occurs based on the number of days worked during such fiscal year, and (iii) up to nine months of premium payments for health insurance coverage under COBRA. The term “Cause” in Mr. Kovach’s employment agreement means a determination by us that (a) he materially failed to perform his specified or fundamental duties to us or any of our subsidiaries, (b) he was convicted of, or plea of nolo contendere to, a felony (regardless of the nature of the felony), or any other crime involving dishonesty, fraud, or moral turpitude, (c) he engaged in or acted with gross negligence or willful misconduct (including but not limited to acts of fraud, criminal activity or professional misconduct) in connection with the performance of his duties and responsibility to us or any our subsidiaries, (d) he failed to substantially comply with the rules and policies of the company or any of our subsidiaries governing employee conduct or with the lawful directives of the Board of Directors, or (e) he breached any non-disclosure, non-solicitation or other restrictive covenant obligation to us or any of our subsidiaries.

(8)	Represents Mr. Kovach’s base salary as of December 31, 2010 for nine months and his Fiscal Year 2010 target bonus. If there is a change of control of the Company and Mr. Kovach is terminated without cause or for good reason, in each case within 12 months following the change of control, then subject to executing a release of claims, he will be entitled to receive the following severance: (i) his then current base salary for a period of nine months following such termination, (ii) a lump sum payment equal to the pro rata portion of his target annual discretionary bonus for the fiscal year in which the termination occurs based on the number of days worked during such fiscal year, (iii) his options and/or other equity awards that are scheduled to vest in the 12-month period following his termination will accelerate and become exercisable upon such termination and will remain exercisable for up to 12 months following his termination, and (iv) up to nine months of premium payments for health insurance coverage under COBRA. The term “Cause” under his employment agreement is defined above. The term “Good Reason” under his employment agreement means one of more of the following conditions arising without his consent and subject to certain notice and cure periods: (a) a material reduction in his base salary, other than as part of an across-the-board reduction applicable to other similarly situated employees; (b) a material diminution in his duties and responsibilities; or (iii) a relocation of our principal office to a location more than 50 miles from our location on the date thereof (or from such other location to which he has consented after the date of the agreement).
(9)	Represents the closing price of our common stock on December 31, 2010 less the exercise price for the options held by Mr. Kovach, multiplied by the number of shares underlying the options that would otherwise vest over the following 12 months.
(10)	Represents $36,225 payable to Mr. Zeidman under the manager’s insurance policy pursuant to the Israeli Severance Pay Law and $11,771 payable to Mr. Zeidman under the educational fund in favor of Mr. Zeidman. Upon the termination of Mr. Zeidman’s employment for any reason other than termination for cause, Mr. Zeidman shall be entitled to receive amounts held in the manager’s insurance policy in his name, and all amounts accrued therein and amounts held in the education fund in his name, and all amounts accrued therein. The term “Cause” in Mr. Zeidman’s employment agreement means a termination due to (i) his embezzlement of our funds; or (ii) his material breach of the terms and conditions of the employment agreement; or (iii) his being involved in an act which constitutes a breach of trust between himself and the Company or constitutes a breach of discipline; or (iv) his conduct causing grave injury to us, monetarily or otherwise; or (v) his inability to carry out his duties for a period exceeding 120 consecutive days, provided that the resumption of his duties for a period of less than 15 consecutive days shall not be deemed to have broken the continuity of the aforementioned 120 days.

Bixby Separation Agreement

We entered into a separation agreement with Mr. Bixby in November 2010, as amended on April 2, 2011, pursuant to which Mr. Bixby will cease providing services to the Company effective May 13, 2011. This agreement was filed as an exhibit to our Annual Report on Form 10-K with the Securities and Exchange Commission on March 15, 2011. In exchange for Mr. Bixby’s performance under the separation agreement and his signing of a general release of claims in favor of the Company, Mr. Bixby will receive (i) a payment of $325,000 which is equal to 12 months of Mr. Bixby’s current base salary and which will be paid immediately following the 6-month anniversary of Mr. Bixby’s separation date, (ii) a 2010 bonus payment equal to Mr. Bixby’s 2010 bonus target amount of $200,000 multiplied by the percentage multiplier applicable to the Company’s overall bonus pool based on Company fiscal performance pursuant to the Company’s 2010 bonus plan, which was paid in February 2011, (iii) up to 12 months of premium payments for health insurance coverage under COBRA, (iv) an extension of the exercisability of all vested stock options held by Mr. Bixby as of his separation date until the third anniversary thereof, (v) a 2011 bonus payment in the amount of $15,000 based on the number of days of service performed in Fiscal Year 2011 through Mr. Bixby’s separation date, which will be paid on the thirtieth day following his separation date, and (vi) 25% of the shares subject to Mr. Bixby’s stock option granted on March 5, 2009 will vest and become exercisable immediately prior to his separation date. The foregoing payments and benefits are subject to Mr. Bixby continuing with the Company through May 13, 2011, provided that in the event the Company terminates Mr. Bixby’s employment prior to May 13, 2011 without cause or as a result of his death or disability, or if Mr. Bixby resigns for good reason (defined as Company’s breach of its payment obligations under the Agreement) prior to May 13, 2011, Mr. Bixby will be entitled to receive these benefits. Except as provided above, Mr. Bixby is not entitled to receive any other payments from the Company related to the termination of his employment in May 2011 other than those benefits and compensation that are actually earned and payable to him through his separation date.

Grants of Plan-Based Awards in 2010 Fiscal Year

The following table sets forth information concerning awards under our equity and non-equity incentive plans granted to each of the Named Executive Officers in 2010, including performance-based awards.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards
Name		Threshold ($)	Target ($)		Maximum ($)
Robert P. LoCascio	—	—	200,000	(1)	—	—	—	—	—
Timothy E. Bixby(3)	—	—	200,000	(1)	—	—	—	—	—
James J. Dicso(4)	4/27/2010	—	150,000	(1)	—	—	100,000	8.61	470,370
Michael I. Kovach	6/17/2010	—	110,000	(1)	—	—	74,700	7.02	286,303
Yaron Zeidman	2/9/2010	—	60,000	(1)	—	—	100,000	6.05	330,220

(1)	Amounts shown represent the target awards that could have been earned by the Named Executive Officer under the Company’s annual cash incentive bonus plan for these executives. There were no threshold bonus opportunities. The target amount could be exceeded based on performance metrics. Awards are based on achievement of individual performance objectives, Company performance as measured by EBITDA and the achievement of strategic objectives. Additional information about these bonus opportunities appear in the section of this Proxy Statement titled the “Compensation Discussion and Analysis”. The actual incentives earned in 2010 and paid in 2011 are reflected in the “Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column.
(2)	The exercise price is the grant date closing market price per share.
(3)	Please refer to “Potential Payments Upon Termination or Change-in-Control: Timothy Bixby — Separation Agreement” for a discussion of the treatment of the non-equity incentive plan awards held by Mr. Bixby in connection with the separation agreement we entered into with him on November 2, 2010.
(4)	Mr. Dicso resigned from the Company effective February 25, 2011.

Outstanding Equity Awards at End of 2010 Fiscal Year

The following table set forth information concerning unexercised stock options outstanding for each of the Named Executive Officers as of the end of the 2010 Fiscal Year. We have not granted any restricted stock or made any other stock awards.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Robert P. LoCascio	250,000	—	2.92	1/27/2015
	41,250	13,750	5.90	1/30/2017
	6,250	18,750	1.79	3/5/2019
Timothy E. Bixby(2)	194,500	—	0.72	12/12/2012
	145,000	—	2.92	1/27/2015
	41,250	13,750	5.90	1/30/2017
	20,750	20,750	3.23	4/1/2018
	6,250	18,750	1.79	3/5/2019
James J. Dicso(3)	40,000	—	1.97	11/16/2014
	50,000	—	3.16	7/22/2015
	45,000	15,000	5.90	1/30/2017
	—	25,000	3.45	2/22/2018
	5,000	15,000	1.79	3/5/2019
	—	100,000	8.61	4/27/2020
Michael I. Kovach	30,000	10,000	5.90	1/30/2017
	13,500	13,500	3.23	4/1/2018
	5,000	15,000	1.79	3/5/2019
	—	74,700	7.02	6/17/2020
Yaron Zeidman	56,250	18,750	5.77	10/30/2017
	12,500	37,500	1.79	3/5/2019
	—	100,000	6.05	2/9/2020

(1)	Each stock option grant listed above vests as to 25% of the original number of shares covered by each stock option grant on the first anniversary of the grant date of each stock option (the “Grant Date”) and as to an additional 25% of the original number of shares at the end of each successive anniversary of the Grant Date until the fourth anniversary of the Grant Date, subject to any acceleration provisions set forth in each executive’s employment agreement as described above in “Employment Agreement for our Named Executive Officers.”
(2)	Please refer to “Potential Payments Upon Termination or Change-in-Control: Timothy Bixby — Separation Agreement” for a summary of the payments and benefits provided to Mr. Bixby in connection with transition services associated with his resignation of employment, which is to be effective May 13, 2011, please refer to the section “Potential Payments Upon Termination or Change-in-Control” under the heading “Timothy Bixby — Separation Agreement.”
(3)	Mr. Dicso resigned from the Company effective February 25, 2011.

Option Exercises and Stock Vested in 2010 Fiscal Year

The following table sets forth information concerning the number of shares acquired and the value realized by the named executive officers as a result of stock option exercises and restricted stock vesting in 2010.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Robert P. LoCascio	—	—
Timothy E. Bixby(2)	—	—
James J. Dicso(3)	125,000	591,394
Michael I. Kovach	96,200	494,288
Yaron Zeidman	62,172	435,678

(1)	Value realized on exercise is based on the market price of our common stock at the time of exercise less the exercise price, multiplied by the number of shares underlying the exercised options.
(2)	Please refer to “Potential Payments Upon Termination or Change-in-Control: Timothy Bixby — Separation Agreement” for a discussion of the treatment of the vesting of the options held by Mr. Bixby in connection with the separation agreement we entered into with him on November 2, 2010.
(3)	Mr. Dicso resigned from the Company effective February 25, 2011.

Nonqualified Deferred Compensation

The following table provides information on the executive non-qualified deferred compensation activity for each of our named executive officers for the year ended December 31, 2010.

Named Executive Officer	Executive Contributions in Last Fiscal Year ($)		Registrant Contributions in Last Fiscal Year ($)		Aggregate Earnings (Losses) in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Robert P. LoCascio	––		––		––	—	––
Timothy E. Bixby	––		––		––	—	––
James J. Dicso	––		––		––	—	––
Michael I. Kovach	––		––		––	—	––
Yaron Zeidman*	$1,264	(1)	$11,970	(2)	$18,156 (3)	—	$264,463	(4)

*	The dollar amounts in the table shown for Mr. Zeidman were converted from Israeli New Shekels, or NIS. For Fiscal Year 2010 an average exchange rate of approximately US $1.00/NIS 3.73 was used to calculate dollar amounts shown in this table.
(1)	Represents contributions by Mr. Zeidman to his education fund.
(2)	Represents a $8,179 employer contribution to Mr. Zeidman’s manager’s insurance policy and a $3,791 employer contribution to Mr. Zeidman’s education fund. These amounts are including in the “All Other Compensation” column of the Summary Compensation Table.
(3)	Represents the dollar value by which the aggregate balance of Mr. Zeidman’s manager’s insurance policy and education fund as of December 31, 2010 is less than the sum of (i) the balance of the manager’s insurance policy and education fund as of December 31, 2009, and (ii) the employer and employee contributions to the manager’s insurance policy and education fund during fiscal 2010.
(4)	Represents the aggregate balance of Mr. Zeidman’s manager’s insurance policy and education fund as of December 31, 2010.

Compensation of Directors in 2010 Fiscal Year

The following table sets forth information concerning the compensation of our non-employee directors in the 2010 Fiscal Year.

Following the table is a discussion of material factors related to the information disclosed in the table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)	Changed in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Steven Berns(3)	38,000	—	57,522	—	—	—	95,522
Peter Block	23,333	—	135,149	—	—	—	157,482
Emmanuel Gill(4)	22,333	—	57,522	—	—	—	79,855
Kevin C. Lavan	40,000	—	57,522	—	—	—	97,522
William G. Wesemann	29,000	—	57,522	—	—	—	86,522

(1)	This column represents the aggregate grant date fair value of stock options granted to each non-employee director in the 2010 Fiscal Year computed in accordance with FASB ASC Topic 718, and in accordance with SEC rules. Generally, the aggregate grant date fair value is the amount that the Company expects to expense in its financial statements over the award’s vesting schedule. These amounts reflect the company’s accounting expense and do not correspond to the actual value that will be realized by the non-employee directors and there is no assurance that these grant date fair values will ever be realized by the non-employee directors. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the grants, refer to Note 1(l) of LivePerson’s consolidated financial statements contained in our Annual Report on Form 10-K for the 2010 Fiscal Year, as filed with the SEC.
(2)	At December 31, 2010, the number of shares underlying unexercised stock options were: Mr. Berns, 15,000; Mr. Block, 35,000; Mr. Gill, 15,000; Mr. Lavan, 75,000; and Mr. Wesemann, 120,000.
(3)	Mr. Berns resigned from our Board of Directors effective as of April 12, 2011.
(4)	Mr. Gill resigned from our Board of Directors effective as of February 11, 2011.

Directors who are also our employees receive no additional compensation for their services as directors. As of January 1, 2010, directors who are not our employees receive an annual cash stipend of $20,000 and a cash payment of $1,000 for attendance in person or by telephone at each meeting of the Board of Directors or committees of the Board of Directors, and they are reimbursed for reasonable travel expenses and other reasonable out-of-pocket costs incurred in connection with attendance at meetings. In addition, the Chairman of the Audit Committee and the Chairman of the Compensation Committee receive an annual cash stipend of $10,000 and $5,000, respectively.

Non-employee directors are granted options to purchase 35,000 shares of our common stock upon their election to the Board of Directors. In addition, non-employee directors are granted options to purchase 15,000 shares of our common stock on the date of each annual meeting of stockholders. These non-employee director option grants are made under our 2009 Stock Incentive Plan, adopted on June 9, 2009.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee of our Board of Directors during the 2010 Fiscal Year were Mr. Berns (Chair), Mr. Block, Mr. Gill and Mr. Wesemann.

During the 2010 Fiscal Year:

•	none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;
•	none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which the Company was a participant and the amount involved exceeded $120,000;

•	none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served on our Compensation Committee;
•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on our Compensation Committee; and
•	none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served as a director on our Board of Directors.

Certain Relationships and Related Transactions

Any transaction or series of transactions in which we participate and a related person has a material interest would require the prior approval by our Board of Directors. In such cases, the Board of Directors would review all of the relevant facts and circumstances and would take into account, among other factors, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. If a transaction relates to a director, that director would not participate in the Board of Directors’ deliberations.

Related persons would include a member of our Board of Directors and our executive officers and their immediate family members. It would also include persons controlling over five percent of our outstanding common stock. Under our written policy on conflicts of interest, all of our directors, executive officers and employees have a duty to report to the appropriate level of management potential conflicts of interests, including transactions with related persons.

Pursuant to our Audit Committee Charter, our Audit Committee is responsible for reviewing potential conflict of interest situations and approving, on an ongoing basis, all related party transactions required to be disclosed pursuant to Item 404 of Regulation S-K. In particular, our Audit Committee Charter requires that our Audit Committee approve all transactions between the Company and one or more directors, executive officers, major stockholders or firms that employ directors, as well as any other material related party transactions that are identified in a periodic review of our transactions.

Described below is information concerning certain related party transactions approved by the Board of Directors and the Audit Committee.

Certificate of Incorporation

Our Certificate of Incorporation eliminates, subject to certain exceptions, directors’ personal liability to the Company or our stockholders for monetary damages for breaches of fiduciary duties. The Certificate of Incorporation does not, however, eliminate or limit the personal liability of a director for (1) any breach of the director’s duty of loyalty to the Company or our stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derived an improper personal benefit.

Bylaws

Our Bylaws provide that we shall indemnify our directors and executive officers to the fullest extent permitted under the Delaware General Corporation Law, and may indemnify our other officers, employees and other agents as set forth in the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our directors and officers. The indemnification agreements contain provisions that require us, among other things, to indemnify our directors and executive officers against certain liabilities (other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as our directors or executive officers or other entities to which they provide service at our request and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. We believe that these provisions and agreements are necessary to attract and retain qualified directors and officers. We have obtained an insurance policy covering our directors and officers for claims that such directors and officers may otherwise be required to pay or for which we are required to indemnify them, subject to certain exclusions.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Membership and Role of the Audit Committee

The Audit Committee consists of the following members of the Company’s Board of Directors: Kevin C. Lavan (Chair), David Vaskevitch and William G. Wesemann. Each member of the Audit Committee is independent, as independence is defined for purposes of Audit Committee membership by the listing standards of NASDAQ and the applicable rules and regulations of the SEC. The Board has determined that each member of the Audit Committee is able to read and understand fundamental financial statements, including LivePerson’s balance sheet, income statement and cash flow statement, as required by NASDAQ rules. In addition, the Board has determined that Mr. Lavan satisfies the NASDAQ rule requiring that at least one member of our Board’s Audit Committee have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board has also determined that Mr. Lavan is an “audit committee financial expert” as defined by the SEC.

The Audit Committee appoints our independent registered public accounting firm, subject to ratification by our stockholders, reviews the plan for and the results of the independent audit, approves the fees of our independent registered public accounting firm, reviews with management and the independent registered public accounting firm our quarterly and annual financial statements and our internal accounting, financial and disclosure controls, reviews and approves transactions between LivePerson and its officers, directors and affiliates and performs other duties and responsibilities as set forth in a charter approved by the Board of Directors. The Audit Committee charter is available in the “Company — About Us — Investor Relations” section of our website.

Review of the Company’s Audited Consolidated Financial Statements for the 2010 Fiscal Year

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditor for the Company’s 2010 fiscal year, BDO USA, LLP, was responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted accounting principles.

In performing its oversight role, the Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the 2010 Fiscal Year with the Company’s management. The Audit Committee has separately discussed with BDO USA, LLP, the Company’s independent registered public accounting firm for the 2010 Fiscal Year, the matters required to be discussed by Statement on Auditing Standards No. 61 (“Communication with Audit Committees”), as amended, which includes, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements. In addition, the Audit Committee has also received the written disclosures and the letter from BDO USA, LLP required by Public Company Accounting Oversight Board independence standards, as amended, and the Audit Committee has discussed with BDO USA, LLP the independence of that firm from the Company.

Conclusion

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the 2010 Fiscal Year for filing with the Securities and Exchange Commission.

Not all of the members of the Audit Committee are professionally engaged in the practice of auditing or accounting and all are not necessarily experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditor. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations, efforts and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that BDO USA, LLP is in fact “independent.”

Submitted by the Audit Committee of the Company’s Board of Directors:

Kevin C. Lavan (Chair)
William G. Wesemann

The Audit Committee report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

David Vaskevitch, a current member of the Audit Committee, joined the committee on April 12, 2011. Mr. Vaskevitch did not participate in the review or discussion of the subject matter of the Audit Committee Report, and accordingly, Mr. Vaskevitch has not signed the report.

PROPOSAL TWO — RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of BDO USA, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, including each quarterly interim period, and the Board of Directors is asking the stockholders to ratify this appointment.

Although stockholder ratification of the Audit Committee’s appointment of BDO USA, LLP is not required, the Board of Directors considers it desirable for the stockholders to pass upon the selection of the independent registered public accounting firm. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

A representative from BDO USA, LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Fees Billed to the Company for Services Rendered during the Fiscal Years Ended December 31, 2010 and 2009

BDO USA, LLP served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2010 and 2009.

Audit Fees

An aggregate of $550,547 and $522,258 was billed by BDO USA, LLP for the fiscal years ended December 31, 2010 and 2009, respectively, for professional services rendered for the audits of the Company’s annual consolidated financial statements and internal controls over financial reporting, and reviews of financial statements included in the Company’s quarterly reports on Form 10-Q.

Audit-Related Fees

No fees were billed by BDO USA, LLP in the fiscal years ended December 31, 2010 and 2009 for assurance and related services that were reasonably related to the performance of the audits or review of the Company’s financial statements, and not reported under the heading “Audit Fees” above.

Tax Fees

No fees were billed by BDO USA, LLP in the fiscal years ended December 31, 2010 and 2009 for tax compliance, tax consulting and tax planning services.

All Other Fees

No fees were billed by BDO USA, LLP in the fiscal years ended December 31, 2010 and 2009 for services other than those described above.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services. The Audit Committee has authorized each of its members to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reviewed with the full Audit Committee at its next meeting.

As early as practicable in each fiscal year, the independent registered public accounting firm provides to the Audit Committee a schedule of the audit and other services that they expect to provide or may provide during the year. The schedule is specific as to the nature of the proposed services, the proposed fees, and other details that the Audit Committee may request. The Audit Committee by resolution authorizes or declines the proposed services. Upon approval, this schedule serves as the budget for fees by specific activity or service for the year.

A schedule of additional services proposed to be provided by the independent registered public accounting firm or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule is required to be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee intends by resolution to authorize or decline authorization for each proposed new service.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock represented and voting at the Annual Meeting at which a quorum is present and entitled to vote is required to ratify the Audit Committee’s selection of BDO USA, LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee believes that such a change would be in the Company’s or our stockholders’ best interests.

Recommendation of the Board of Directors:

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF BDO USA, LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

PROPOSAL THREE — ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires us to provide an advisory stockholder vote to approve the compensation of our Named Executive Officers, as such compensation is disclosed pursuant to the disclosure rules of the SEC. Accordingly, we are providing our stockholders with the opportunity to cast an advisory vote on the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

As described more fully in the “Executive and Director Compensation” section of this Proxy Statement, including the “Compensation Discussion and Analysis” and the related compensation tables and the narrative disclosure accompanying the compensation tables, we design our executive compensation program to align incentives with performance that creates stockholder value, retain and encourage high potential team players to build a career at the Company and provide incentives that are cost-efficient, competitive and fair to employees and stockholders.

This proposal allows our stockholders to express their opinions regarding the decisions of the Compensation Committee on the compensation provided to our Named Executive Officers that is disclosed in this Proxy Statement. Your advisory vote will serve as an additional tool to guide the Board of Directors and the Compensation Committee in continuing to improve the alignment of the Company’s executive compensation programs with the interests of the Company and its shareholders, and is consistent with our commitment to high standards of corporate governance.

Based on the above, we request that you indicate your support for our executive compensation philosophy and practices, by voting in favor of the following resolution:

RESOLVED, that the Company’s stockholders approve the compensation of the Company’s Named Executive Officers as described in this Proxy Statement, including the “Compensation Discussion and Analysis” section, the compensation tables and the narrative disclosure accompanying the compensation tables.

Required Vote

Although, as an advisory vote, this proposal is not binding upon us or the Board, the Compensation Committee, which is responsible for recommending to the full Board the amount and form of compensation to be paid to our executive officers, will carefully consider the stockholder vote on this matter, along with all other expressions of stockholder views it receives on specific policies and desirable actions. The affirmative vote of the majority of the votes cast affirmatively or negatively at the Annual Meeting at which a quorum is present and entitled to vote is required to approve Proposal 3.

Recommendation of the Board of Directors:

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVES OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL FOUR — ADVISORY VOTE ON FREQUENCY
OF ADVISORY VOTE ON COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires us to provide an advisory stockholder vote to determine how often to present the advisory stockholder vote to approve the compensation of our Named Executive Officers, as such compensation is disclosed pursuant to the disclosure rules of the SEC (the “say-on-pay vote”). We must solicit your advisory vote on whether to have the say-on-pay vote every one, two or three years. Accordingly, we are providing our stockholders with the opportunity to cast an advisory vote as to the appropriate frequency for the say-on-pay vote. Stockholders may vote as to whether the say-on-pay vote should occur every one, two or three years, or may abstain from voting on the matter.

We believe that the say on pay vote should be conducted every year so that stockholders may annually express their views on the Company’s executive compensation program. The Company values the opinions expressed by our stockholders in these votes and will consider the outcome of these votes in making its decisions on executive compensation in the future.

Required Vote

The Board of Directors recommends that the stockholders vote to hold an advisory vote on executive compensation every year. The stockholders’ vote, however, is not to approve or disapprove the Board’s recommendation. When voting on this Proposal Four stockholders have four choices: stockholders may elect that we hold an advisory vote on executive compensation every year, every two years or every three years, or you may abstain from voting. The number of years that receives the highest number of votes, at the Annual Meeting at which a quorum is present and entitled to vote, will be the frequency that stockholders approve.

As an advisory vote, the vote on Proposal Four is not binding upon us, and the Compensation Committee and the Board of Directors may decide that it is in the best interests of the Company and its stockholders to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders. However, the Compensation Committee and the Board of Directors will consider the outcome of the vote when making future decisions on executive compensation.

Recommendation of the Board of Directors:

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE TO HOLD AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY YEAR.

ANNUAL REPORT AND HOUSEHOLDING

A copy of the Annual Report of the Company for the 2010 Fiscal Year is being mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

In order to reduce printing and postage costs, only one Annual Report and one Proxy Statement will be mailed to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one Proxy Statement and you wish to receive an additional copy or copies of the Annual Report and the Proxy Statement, or if your household is receiving multiple copies of the Company’s Annual Reports or Proxy Statements and you wish to request that future deliveries be limited to a single copy, please send a written request to Monica L. Greenberg, Senior Vice President, Business Affairs and General Counsel, at the Company’s principal executive offices located at 462 Seventh Avenue, 3rd Floor, New York, New York 10018.

ANNUAL REPORT

The Company filed an Annual Report on Form 10-K with the Securities and Exchange Commission on March 15, 2011 relating to the fiscal year ended December 31, 2010. Stockholders may obtain a copy of this report, without charge, by writing to Monica L. Greenberg, Senior Vice President, Business Affairs and General Counsel, at the Company’s principal executive offices located at 462 Seventh Avenue, 3rd Floor, New York, New York 10018.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, references to the Audit Committee Charter and references to the independence of the Audit Committee members are not deemed filed with the Securities and Exchange Commission, are not deemed soliciting material and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates such information by reference into a previous or future filing, or specifically requests that such information be treated as soliciting material, in each case under those statutes.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy Card to vote the shares they represent as such persons deem advisable. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy Card.

ANNUAL MEETING OF STOCKHOLDERS OF

# LIVEPERSON, INC.

**June 16, 2011**

**IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL**:
The Notice of Annual Meeting, proxy statement and proxy card, as well as our Annual Report on Form 10-K, for the year ended December 31, 2010, are available at http://liveperson2011.investorroom.com.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20230304000000000000 6 061611

**PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒**

1. TO ELECT TWO CLASS II DIRECTORS TO SERVE FOR A THREE YEAR TERM ENDING IN THE YEAR 2014 OR IN EACH CASE UNTIL EACH DIRECTOR'S SUCCESSOR SHALL HAVE BEEN DULY ELECTED AND QUALIFIED.

**NOMINEES:**

- ☐ **FOR ALL NOMINEES**
- ☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**
- ☐ **FOR ALL EXCEPT** (See instructions below)

○ PETER BLOCK
○ DAVID VASKEVITCH

**INSTRUCTIONS:** To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

| | 1 year | 2 years | 3 years | ABSTAIN |
|---|---|---|---|---|
| 4. ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION. | ☐ | ☐ | ☐ | ☐ |

5. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the Annual Meeting and upon other matters as may properly come before the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "**FOR**" THE DIRECTOR NOMINEES LISTED HEREIN, A VOTE "**FOR**" PROPOSALS 2 AND 3 AND "**1 YEAR**" ON PROPOSAL 4. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED HEREIN.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

**Note:** Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

# LIVEPERSON, INC.

**June 16, 2011**

## PROXY VOTING INSTRUCTIONS

**INTERNET** - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

**MAIL** - Sign, date and mail your proxy card in the envelope provided as soon as possible.

**IN PERSON** - You may vote your shares in person by attending the Annual Meeting.

| | |
|---|---|
| COMPANY NUMBER | |
| ACCOUNT NUMBER | |
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**IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL**: The Notice of Annual Meeting, proxy statement and proxy card, as well as our Annual Report on Form 10-K, for the year ended December 31, 2010, are available at http://liveperson2011.investorroom.com.

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20230304000000000000 6 061611

**PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE** ☒

1. TO ELECT TWO CLASS II DIRECTORS TO SERVE FOR A THREE YEAR TERM ENDING IN THE YEAR 2014 OR IN EACH CASE UNTIL EACH DIRECTOR'S SUCCESSOR SHALL HAVE BEEN DULY ELECTED AND QUALIFIED.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

**NOMINEES:**
- ○ PETER BLOCK
- ○ DAVID VASKEVITCH

**INSTRUCTIONS:** To withhold authority to vote for any individual nominee(s), mark "**FOR ALL EXCEPT**" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

| | 1 year | 2 years | 3 years | ABSTAIN |
|---|---|---|---|---|
| 4. ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION. | ☐ | ☐ | ☐ | ☐ |

5. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the Annual Meeting and upon other matters as may properly come before the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "**FOR**" THE DIRECTOR NOMINEES LISTED HEREIN, A VOTE "**FOR**" PROPOSALS 2 AND 3 AND "**1 YEAR**" ON PROPOSAL 4. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED HEREIN.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

**Note:** Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

# LIVEPERSON, INC.

**PROXY**

**ANNUAL MEETING OF STOCKHOLDERS, JUNE 16, 2011**

**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LIVEPERSON, INC.**

The undersigned stockholder of LivePerson, Inc. (the "Company") revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held June 16, 2011 and the Proxy Statement, and appoints Robert P. LoCascio, Chief Executive Officer, Michael I. Kovach, Senior Vice President, Corporate Controller and Monica Greenberg, Senior Vice President, Business Affairs and General Counsel, and each of them, the Proxy of the undersigned, with full power of substitution and resubstitution, to vote all shares of common stock of the Company which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. Eastern Daylight time on June 16, 2011 at the Marriott Residence Inn (Times Square), Bryant Park Meeting Room, 1033 Avenue of the Americas, New York, NY 10018, Tel (212) 768-0007 (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

**(Continued, and to be dated and signed on the reverse side)**

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